SCHEDULE 14A

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The Charles Schwab Corporation

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THE CHARLES SCHWAB CORPORATION

2004 Proxy Statement

LETTER TO STOCKHOLDERS

March 29, 2004

Dear Fellow Stockholders,

We cordially invite you to attend our 2004 annual meeting of stockholders. The meeting will be held on Monday, May 17, 2004, at 2:00 p.m., Pacific time, at the Yerba Buena Center for the Arts Theater, 701 Mission Street, San Francisco, California.

At the meeting we will:

•	elect three directors for three-year terms,

•	vote on the approval of the 2004 Stock Incentive Plan, and

•	conduct any other business properly coming before the meeting.

We also will report on our corporate performance in 2003 and answer your questions.

We wish to express our appreciation and gratitude to Anthony M. Frank for his distinguished service to the company as a director for more than twelve years. Mr. Frank will retire from the Board at the time of our annual meeting. We are pleased that Mr. Frank will serve as the first emeritus director of The Charles Schwab Corporation after his retirement and has been nominated to serve as a director of Charles Schwab Bank, N.A.

We look forward to seeing you at our annual meeting. If you cannot attend the meeting in person, we hope you will join us via our Webcast.

Sincerely,

CHARLES R. SCHWAB	DAVID S. POTTRUCK
CHAIRMAN	CHIEF EXECUTIVE OFFICER

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

The 2004 annual meeting of stockholders of The Charles Schwab Corporation will be held on Monday, May 17, 2004, at 2:00 p.m., Pacific time, at the Yerba Buena Center for the Arts Theater, 701 Mission Street, San Francisco, California, to conduct the following items of business:

•	elect three directors for three-year terms,

•	vote on the approval of the 2004 Stock Incentive Plan, and

•	conduct any other business properly coming before the meeting.

Stockholders who owned shares of our common stock at the close of business on March 18, 2004 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available prior to the meeting at our principal executive offices at 120 Kearny Street, San Francisco, California 94108.

By Order of the Board of Directors,

CARRIE E. DWYER

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND

CORPORATE SECRETARY

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VOTING YOUR SHARES

We, the Board of Directors of The Charles Schwab Corporation, are sending these proxy materials to you, the stockholder, on or about March 29, 2004.

This proxy statement describes the proposals on which we would like you to vote. It contains essential information to consider when making your decisions.

Your vote is important.

VOTING YOUR SHARES

Stockholders who owned the company’s common stock at the close of business on March 18, 2004 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 1,363,839,940 shares of common stock outstanding on March 18, 2004.

How do I vote?

✓	You may vote on the Internet.

You do this by following the “Vote by Internet” instructions that came with your proxy statement. If you vote on the Internet, you do not have to mail in your proxy card. Voting on the Internet is the least expensive means for us to process your vote.

✓	You may vote by telephone.

You do this by following the “Vote by Telephone” instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card.

✓	You may vote by mail.

You do this by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. Voting by mail is the most expensive means for us to process your vote.

✓	You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

What am I voting on?

We are asking you to vote for:

•	the election of three directors for terms of three years, and

•	the approval of the 2004 Stock Incentive Plan.

PROPOSALS TO VOTE ON

ITEM 1. ELECTION OF DIRECTORS

Nominees for directors this year are Donald G. Fisher, Paula A. Sneed and David B. Yoffie.

Each nominee is presently a director of the company and has consented to serve a new three-year term.

We recommend a vote for these nominees.

ITEM 2. APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

The Board has approved the 2004 Stock Incentive Plan, subject to stockholder approval. If approved by stockholders, the 2004 Plan will be the sole plan for making future stock-based awards, and no further awards will be made under the Employee Stock Incentive Plan, 2001 Stock Incentive Plan and 1992 Stock Incentive Plan. Accordingly, the number of shares available under the 2004 Stock Incentive Plan will represent approximately the same percentage of outstanding shares as the number of shares available under the company’s existing stock incentive plans.

All employees, non-employee directors and consultants will be eligible to participate in the 2004 Stock Incentive Plan. As with the other plans, the purpose of the 2004 Stock Incentive Plan is to promote the long-term success of the company and increase stockholder value by:

•	recruiting, motivating, and retaining the caliber of employees and non-employee directors (and in certain instances consultants) essential for achievement of the company’s success,

•	linking the interests of employees, non-employee directors and consultants directly to stockholder interests, and

•	encouraging employees, non-employee directors and consultants to focus on long-term objectives.

If stockholders do not approve the 2004 Plan, awards will continue to be made under the existing plans in accordance with their terms.

For more information about the 2004 Stock Incentive Plan, see the description of its terms in Exhibit A.

We recommend a vote for the approval of the 2004 Stock Incentive Plan.

OTHER BUSINESS

We know of no other business to be considered at the meeting. However, if:

•	other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and

•	you have properly submitted your proxy,

then Charles R. Schwab and David S. Pottruck will vote your shares on those matters according to their best judgment.

THE BOARD OF DIRECTORS

MEMBERS OF THE BOARD OF DIRECTORS

NANCY H. BECHTLE

DIRECTOR SINCE 1992

Ms. Bechtle, age 66, served as President and Chief Executive Officer of the San Francisco Symphony from 1987 until December 2001, and has served as a member of the San Francisco Symphony Board of Governors since 1984. She was a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, from 1979 to 1998. Ms. Bechtle also has served as Chairman and Chief Executive Officer of Sugar Bowl Ski Resort, and as a director of Sugar Bowl Corporation, since 1998. Ms. Bechtle’s term expires in 2006.

C. PRESTON BUTCHER

DIRECTOR SINCE 1988

Mr. Butcher, age 65, has been Chairman and Chief Executive Officer of Legacy Partners (formerly Lincoln Property Company N.C., Inc.), a real estate development and management firm, since 1998. Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. from 1967 until 1998. Mr. Butcher’s term expires in 2006.

DONALD G. FISHER

DIRECTOR SINCE 1988

Mr. Fisher, age 75, is the founder of Gap, Inc., a nationwide specialty retail clothing chain. He is a director and Chairman of the Board of Gap, Inc. (he will no longer continue as Chairman after May 2004). He also was Chief Executive Officer of Gap, Inc. from 1969 to November 1995. Mr. Fisher has been a trustee of the Presidio Trust by appointment of former President Clinton since 1997. He is a member of the California State Board of Education and served on the Advisory Council for the Office of the U.S. Trade Representative from 1987 until 1998. Mr. Fisher is a nominee for election this year.

ANTHONY M. FRANK

DIRECTOR SINCE 1993

Mr. Frank, age 72, is Chairman Emeritus and co-founder of Belvedere Capital Partners, a bank holding company and a general partner of an investment fund specializing in financial institutions. He served as Chairman of Belvedere Capital Partners from 1993 until 1999. From 1988 until 1992, Mr. Frank served as Postmaster General of the United States. Mr. Frank is a director of Temple-Inland, Inc., a maker of containers, cardboard products and building products and a provider of financial services; Cotelligent, Inc., an information technology services company; and Bedford Property Investors and Crescent Real Estate Equities, both real estate investment trusts. Mr. Frank previously served as a director of the company from April 1987 until February 1988 and from March 1992 until April 1993. He rejoined the Board in December 1993. Mr. Frank is retiring from the Board effective as of the annual meeting but will serve a three-year term as the first emeritus director of the company. Mr. Frank also has been nominated to serve as a director of Charles Schwab Bank, N.A.

FRANK C. HERRINGER

DIRECTOR SINCE 1996

Mr. Herringer, age 61, has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by Aegon N.V. From the date of the acquisition until May 2000, Mr. Herringer served on the Executive Board of Aegon N.V. and as Chairman of the Board of Aegon U.S.A. Mr. Herringer is also a director of AT&T Corporation, a voice, video and data communications company; Unocal Corporation, an oil company (until his term expires in 2004); and Mirapoint, Inc., an Internet message infrastructure equipment developer. He has been nominated as a director of Amgen, Inc., a biotechnology company. Mr. Herringer’s term expires in 2005.

THE BOARD OF DIRECTORS

STEPHEN T. MCLIN

DIRECTOR SINCE 1988

Mr. McLin, age 57, has been Chairman and Chief Executive Officer of STM Holdings LLC, which offers merger and acquisition advice, since 1998. From 1987 until 1998, he was President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm, and parent of EurekaBank. Before that, he was an Executive Vice President of Bank of America. Mr. McLin is a director of BCG ValueScience, Inc., a joint venture of the Boston Consulting Group and ValueScience, Inc.; and is an advisory director of Headwaters MB, a merchant bank; and Financial Technology Ventures, a private equity fund. Mr. McLin’s term expires in 2005.

DAVID S. POTTRUCK

DIRECTOR SINCE 1994

Mr. Pottruck, age 55, has been the Chief Executive Officer of the company since May 2003. He served as Co-Chief Executive Officer from 1998 until May 2003. He was also the company’s Chief Operating Officer from 1994 until September 1998. Mr. Pottruck is currently a director of U.S. Trust Corporation and United States Trust Company of New York (which are subsidiaries of The Charles Schwab Corporation); and Intel Corporation, a maker of microcomputer components and related products. Mr. Pottruck’s term expires in 2006.

CHARLES R. SCHWAB

DIRECTOR SINCE 1986

Mr. Schwab, age 66, was the founder of Charles Schwab & Co., Inc. in 1971, and has been its Chairman since 1978. He has been Chairman and a director of The Charles Schwab Corporation since its incorporation in 1986. He also served as Chief Executive Officer from 1986 until January 1998 and Co-Chief Executive Officer from January 1998 until May 2003. Mr. Schwab continues to serve as Chairman of the Board. Mr. Schwab is a director of U.S. Trust Corporation and United States Trust Company of New York; Gap, Inc. (until Mr. Schwab’s term on the Gap board expires in May 2004); and Siebel Systems, Inc., a company that provides support for software systems. He is also Chairman of Charles Schwab Bank, N.A., and a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, all registered investment companies. Mr. Schwab’s term expires in 2005.

GEORGE P. SHULTZ

DIRECTOR SINCE 1997

Dr. Shultz, age 83, has been Professor Emeritus of International Economics at the Graduate School of Business at Stanford University since 1989, and a Distinguished Fellow at the Hoover Institution since 1991. He has held United States government positions as Secretary of Labor (1969-1970), Director of the Office of Management and Budget (1970-1972), Secretary of the Treasury (1972-1974) and Secretary of State (1982-1989). In 1989, he was awarded the Medal of Freedom, the nation’s highest civilian honor. Dr. Shultz is a director of Bechtel Group, Inc., a provider of engineering, construction and related management services; Fremont Group, Inc., an investment company; and Gilead Sciences, Inc., a biotechnology company. He is also Chairman of J.P. Morgan Chase’s International Advisory Council and Accenture’s Energy Advisory Board. He was President of Bechtel Group, Inc. from 1974 to 1982. Dr. Shultz’s term expires in 2006.

PAULA A. SNEED

DIRECTOR SINCE 2002

Ms. Sneed, age 56, has been Senior Vice President, Global Marketing Resources, of Kraft Foods, Inc., a national food packaging company, since January 2004. She served as Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc., from 2000 until January 2004. She joined General Foods Corporation (which later

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merged with Kraft Foods) in 1977 and has held a variety of management positions, including Vice President, Consumer Affairs; Vice President and President, Foodservice Division; Executive Vice President and General Manager, Desserts Division; Executive Vice President and General Manager, Dinners and Enhancers Division; Senior Vice President, Marketing Service and Chief Marketing Officer; and Executive Vice President, President E-Commerce Division. Ms. Sneed is a member of the board of directors of Airgas, Inc., a national distributor of industrial, medical and specialty gases and related equipment. Ms. Sneed is a nominee for election this year.

ROGER O. WALTHER

DIRECTOR SINCE 1989

Mr. Walther, age 68, has served as Chairman and Chief Executive Officer of Tusker Corporation, a real estate and business management company, since August 1997. He served as Chairman and Chief Executive Officer of ELS Educational Services, Inc., a provider in the United States of courses in English as a second language, between 1992 and 1997. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to February 1993. Since 1985, Mr. Walther has served as Chairman and has been a director of First Republic Bank. Mr. Walther’s term expires in 2005.

ROBERT N. WILSON

DIRECTOR SINCE 2003

Mr. Wilson, age 63, served as Vice Chairman of the board of directors of Johnson & Johnson, a manufacturer of health care products and provider of related services for the consumer, pharmaceutical, medical devices and diagnostics market from 1986 until 2003. Mr. Wilson joined Johnson & Johnson in 1964. He was appointed to Johnson & Johnson’s executive committee in 1983 and was elected to its board of directors in 1986. Mr. Wilson is also a director of U.S. Trust Corporation and United States Trust Company of New York; Amerada Hess Corporation, an integrated oil and gas company; and Synta Pharmaceuticals Corp., a bio-pharmaceutical company. Mr. Wilson’s term expires in 2005.

DAVID B. YOFFIE

DIRECTOR SINCE 2003

Professor Yoffie, age 49, has been the Max and Doris Starr Professor of International Business Administration at the Harvard Business School since 1993 and has been a member of the Harvard University faculty since 1981. Professor Yoffie is also a director of the National Bureau of Economic Research; Intel Corporation; E-Ink Corporation, a provider of electronic ink display technology; and Spotfire, Inc., a provider of analytic applications. Mr. Yoffie is a nominee for election this year.

NUMBER OF DIRECTORS AND TERMS

The authorized number of directors is thirteen, and the company currently has thirteen directors. After Mr. Frank retires at the time of the annual meeting, the authorized number of directors will be twelve. Three directors are nominees for election this year. Nine directors will continue to serve the terms described in their biographies.

Our directors serve staggered terms. This is accomplished as follows:

•	each director who is elected at an annual meeting of stockholders serves a three-year term,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.

THE BOARD OF DIRECTORS

BOARD AND COMMITTEE MEETINGS

The Board held six regular meetings and four special meetings in 2003. Each director attended at least 75% of all Board and applicable committee meetings during 2003, except Robert N. Wilson who had a 73% attendance record. Non-management directors meet regularly in executive session. The Chairman of the Nominating and Corporate Governance Committee presides over the executive sessions of non-management directors. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2003, all of the directors attended the annual meeting.

This table describes the Board’s committees.

NAME OF COMMITTEE AND MEMBERS(1)	FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS IN 2003

AUDIT Stephen T. McLin, Chairman(2) Nancy H. Bechtle Donald G. Fisher(2) Anthony M. Frank(3) David B. Yoffie(4)	• reviews the integrity of the financial reporting process • reviews the qualifications and independence of the independent auditors and performance of the company’s internal audit function and independent auditors • retains sole authority to select independent auditors, approve audit fees and establish policies and procedures regarding pre-approval of fees for non-audit services • reviews compliance with legal and regulatory requirements	6

COMPENSATION Roger O. Walther, Chairman C. Preston Butcher Frank C. Herringer George P. Shultz Paula A. Sneed Robert N. Wilson	• determines the compensation of the Chief Executive Officer and executive officers • reviews and approves executive compensation philosophy, programs for annual and long-term executive compensation and other executive programs • has authority to grant options and other equity awards under stock incentive plans and bonus awards under executive incentive plans • has authority to make cash awards under long-term incentive plans	10

THE BOARD OF DIRECTORS

NAME OF COMMITTEE AND MEMBERS(1)	FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS IN 2003

NOMINATING AND CORPORATE GOVERNANCE Frank C. Herringer, Chairman Nancy H. Bechtle C. Preston Butcher Donald G. Fisher Anthony M. Frank(3) Stephen T. McLin George P. Shultz Paula A. Sneed Roger O. Walther Robert N. Wilson David B. Yoffie(4)	• identifies individuals qualified to serve on the Board • recommends nominees to fill vacancies on the Board and each Board committee and recommends a slate of nominees for election or re-election as directors by the stockholders at the annual meeting to fill the seats of directors whose terms are expiring • leads the Board in its annual review of the Board’s performance • develops corporate governance principles, policies and procedures and recommends their adoption by the Board	4

(1)	The charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the company’s website at www.aboutschwab.com/corpgov.

(2)	The Board has determined that Mr. McLin and Mr. Fisher are Audit Committee financial experts and “independent” under the listing standards of the New York Stock Exchange.

(3)	Mr. Frank will no longer serve on these committees after he retires as a director at the time of the annual meeting. Immediately upon his retirement from the Board, Mr. Frank will serve under the Director Emeritus Program approved by the Board of Directors. The Board created the program to avail itself of the continuing participation of certain retiring directors who have made a distinct contribution to the deliberations and actions of the Board. Directors who have attained seventy-two years of age or have served a combined total of ten years on the Board may be considered for appointment as an emeritus director. Emeritus directors serve a term of three years.

(4)	Mr. Yoffie is a member of these committees until November 4, 2004. After that time, Mr. Yoffie for part of his term would not qualify as “independent” under New York Stock Exchange listing standards and the independence standards that we adopted in 2004. Mr. Yoffie therefore has agreed to resign his membership on these committees effective November 4, 2004, and we will reconsider his membership when he is again eligible under these independence standards.

THE BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003, no member of the Compensation Committee:

•	was an officer (or former officer) or employee of the company or any of its subsidiaries, or

•	entered into (or agreed to enter into) any transaction or series of transactions with the company or any of its subsidiaries with a value in excess of $60,000.

During 2003, no executive officer of our company:

•	served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee or Board, or

•	was a director of another entity where one of that entity’s executive officers served on our Compensation Committee.

DIRECTOR COMPENSATION

All Directors

All directors are reimbursed their expenses for attending Board and committee meetings.

Employee Directors

Directors who are also employees receive no additional compensation for their service as directors.

Non-Employee Directors

Non-employee directors received the following retainers and fees in 2003:

Non-Employee Director Retainers and Fees

Annual retainer	$45,000

Attendance fee for each Board meeting	$2,800

Attendance fee for each Board committee meeting held on the same day as a Board meeting	$500

Attendance fee for each Board committee meeting held on a day other than a Board meeting	$2,000

Additional annual retainer for service as a Board committee chairperson	$10,000

Non-employee directors also are entitled to receive non-discretionary equity grants under an amendment to the 2001 Stock Incentive Plan, which was approved by stockholders in May 2003. In 2003, those grants were as follows:

Non-Employee Director Equity Grants

Annual grant of options	5,000 options

Annual grant of restricted stock	5,283 shares

Initial grant of options for new directors	5,000 options

Non-employee director equity grants are subject to the following terms and conditions:

•	Annual grants of options and restricted stock vest over the three-year period following the date of grant and become 100% vested in the event of the non-employee director’s death, disability or retirement. Initial grants of options (when a director joins the board, such as Mr. Wilson and Mr. Yoffie in 2003) are fully vested on the date of the grant.

•	The number of shares for the annual grant of restricted stock is determined by dividing $50,000 by the average of the high and low market prices of company common stock on the grant date.

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•	Each stock option is designated as a non-qualified stock option and has an exercise price equal to the fair market value of common stock on the date of the grant.

•	Each stock option expires on the earlier of (1) the date ten years after the date of grant, (2) the date three months after termination of service for any reason other than death, disability or retirement, (3) the date one year after termination of service because of death or disability, or (4) the date two years after termination of service because of retirement.

If the 2004 Stock Incentive Plan is approved by the stockholders, the annual and initial non-discretionary equity grants to non-employee directors will remain the same as provided in the 2001 Stock Incentive Plan.

Non-employee directors also may participate in the Directors’ Deferred Compensation Plan. This plan allows them to defer receipt of all or a portion of their retainers and fees and, at their election, either to:

(1)	receive stock options that:

•	have a fair value on the grant date equal to the amount of the deferred amount (as determined under the Black-Scholes option pricing model),

•	have an option exercise price equal to the fair market value of company common stock on the date the deferred amount would have been paid, and

•	vest immediately upon grant and generally expire ten years after the grant date,

- or -

(2)	invest the deferred amount in shares of the company’s common stock to be held in a “rabbi” trust and distributed to the director (in shares) when he or she ceases to be a director.

DIRECTOR INDEPENDENCE

We have considered the independence of each member of the Board. To assist us in our determination, we reviewed New York Stock Exchange standards and adopted general guidelines for independence.

A director of the company will be considered independent if the director has no material relationships with the company and no other relationships that, in the opinion of the Board, would interfere with the director’s exercise of independent judgment. The Board will consider broadly all relevant facts and circumstances regarding a director’s relationships with the company as well as these independence guidelines when making a final determination of whether or not a director is independent.

A director with one or more of the following relationships with the company or its subsidiaries will not be considered independent if, within the last three years:

•	The director has been an employee or an affiliated person, or an immediate family member has been an executive officer who performs a policy making function.

•	The director received, or immediate family member (other than an immediate family member employed in a non-executive officer position) received, more than $100,000 per year in direct compensation (other than director and committee fees and pension or other forms of deferred compensation for prior service).

•	The director has been affiliated with or employed by, or immediate family member has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor.

•	The director has been employed, or immediate family member has been employed, as an executive officer of another company where any of the present executives

THE BOARD OF DIRECTORS

of the company or its subsidiaries have served on that company’s compensation committee.

•	The director has been an executive officer or an employee, or immediate family member has been an executive officer, of a company that makes payments to, or receives payments from, the company or its subsidiaries for property or services in an amount which, in any single fiscal year within the last three years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

In addition, a director with one or more of the following relationships will not be considered independent if:

•	The director obtains brokerage, banking, or related financial services on terms more favorable to those offered to clients or employees of the company or its subsidiaries.

•	The director serves on the board of a charitable or not for profit organization that, during the director’s service on the board of the charitable organization, receives donations from the company, its subsidiaries, or the Charles Schwab Foundation that exceeds in a fiscal year the greater of 1% of the organization’s annual operating budget or $100,000.

•	The director receives a loan from the company or its subsidiaries, unless:

(1)	it is a home improvement and manufactured home loan (as defined in Section 5 of the Home Owners’ Loan Act), consumer credit (as defined in Section 103 of the Truth in Lending Act), or any extension of credit under an open end credit plan (as defined in Section 103 of the Truth in Lending Act), or a charge card (as defined in Section 127(c)(4)(E) of the Truth in Lending Act), and such loan is:

°	made in the ordinary course of the consumer credit business,
°	of the type that is generally made available to the public, and

°	made on market terms, or terms that are no more favorable than those to the general public for such extension of credit,

— or —

(2)	it is made or maintained by a subsidiary of the company that is an insured depository institution (as defined in Section 3 of the Federal Deposit Insurance Act) if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

•	The director is an Audit Committee member and, during his or her service as an Audit Committee member, has accepted any consulting, advisory, or other compensatory fee from the company or its subsidiaries other than for service as a director or Board committee member.

Based on our guidelines, we have determined that the following directors, who currently serve on the Board or who will continue to serve on the Board, to be independent: Nancy H. Bechtle, C. Preston Butcher, Donald G. Fisher, Anthony M. Frank, Frank C. Herringer, Stephen T. McLin, George P. Shultz, Paula A. Sneed, Roger O. Walther, and Robert N. Wilson.

Prior to joining the board in 2003, David B. Yoffie received compensation as a consultant that temporarily would disqualify him as “independent” under our standards. The New York Stock Exchange listing standards permit us to treat Mr. Yoffie as an “independent” director for his service on the Audit Committee and Nominating and Corporate Governance Committee until November 4, 2004. Mr. Yoffie will serve on these committees until that time.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee is composed entirely of “independent directors” as determined by the Board of Directors in accordance with the listing standards of the New York Stock Exchange.

THE BOARD OF DIRECTORS

The standards that the Board uses to determine whether a director is “independent” are described in the “Director Independence” section.

The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter. The charter is available on our website at www.aboutschwab.com/corpgov. One of the committee’s responsibilities is to recommend candidates for nomination to the Board.

The Nominating and Corporate Governance Committee recommended all of the nominees in this year’s proxy statement for election for the 2004 annual meeting of stockholders. Mr. Fisher has previously been elected by stockholders as a director. Ms. Sneed and Mr. Yoffie were previously appointed to fill vacancies on the Board, and this is the first year that they are candidates for stockholder election to the Board. A third-party search firm originally recommended Ms. Sneed for consideration as a director. The Chief Executive Officer and a non-management director jointly recommended Mr. Yoffie for consideration as a director.

The Nominating and Corporate Governance Committee will consider candidates nominated by stockholders for next year’s meeting if the nomination is made in writing no later than November 30, 2004. Stockholder nominations must be made in accordance with the procedures outlined in the company’s bylaws and must be addressed to:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF120KNY-04

101 Montgomery Street

San Francisco, California 94104

The bylaws are available on our website at www.aboutschwab.com/corpgov.

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees in the Nominating and Corporate Governance Committee’s charter, each of which is available on our website. In addition, the committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	the ability to work together with other directors, with full and open discussion and debate as an effective group,

•	current knowledge and experience in the company’s business or operations, or contacts in the community in which the company does business and in the industries relevant to the company’s business, or substantial business, financial or industry-related experience, and

•	the willingness and ability to devote adequate time to the company’s business.

The committee also considers the following qualities and skills when making its determination whether a nominee is qualified for the position of director:

•	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties,

•	diversity of experience and background, including the need for financial, business, academic, public sector and other expertise on the Board or Board committees, and

•	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

THE BOARD OF DIRECTORS

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee reviews annually the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Candidates considered for nomination to the Board of Directors may come from several sources, including current and former directors, professional search firms and stockholder nominations. Nominees for director are evaluated, in consultation with the company’s Chairman, by the committee, which may retain the services of a professional search firm to assist it in identifying or evaluating potential nominees.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you wish to communicate with the Board, the Chairman of the Nominating and Corporate Governance Committee, or with the independent directors as a group, you may send your communication in writing to:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF120KNY-04

101 Montgomery Street

San Francisco, California 94104

You must include your name and address in the written communication and indicate whether you are a stockholder of the company.

The Assistant Corporate Secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. For example, complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee and communications to the independent directors will be forwarded to the chair of the Nominating and Corporate Governance Committee. The Assistant Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the company for resolution. If this is the case, the Assistant Corporate Secretary will retain a copy of such communication for review by any director upon his or her request.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of “independent directors” as determined by the Board of Directors in accordance with the listing standards of the New York Stock Exchange. The standards that the Board uses to determine whether a director is “independent” are described in the “Director Independence” section. None of the directors on this committee has been an employee of The Charles Schwab Corporation or any of its subsidiaries. None of the committee members simultaneously serves on the audit committees of more than three public companies, including ours. All of the members of our committee are financially literate. The Board has determined that Donald G. Fisher and Stephen T. McLin are Audit Committee financial experts.

The Board of Directors has adopted a written Audit Committee charter. The charter is available on our website at www.aboutschwab.com/corpgov. We last attached a copy of the charter to our proxy statement in 2003.

The committee has met and held discussions with management and the independent auditors. As part of this process, the committee has:

•	reviewed and discussed the audited financial statements with management,

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stephen T. McLin, Chairman

Nancy H. Bechtle

Donald G. Fisher

Anthony M. Frank

David B. Yoffie

INDEPENDENT AUDITORS

AUDITOR SELECTION AND FEES

Auditor Selection

The Audit Committee has selected Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu as the company’s independent auditors for the 2004 fiscal year. Deloitte has served as auditors of our company since its inception. We expect representatives of Deloitte to attend the annual meeting of stockholders. They will respond to appropriate questions from stockholders and have the opportunity to make a statement.

Audit Fees

The aggregate fees for professional services billed by Deloitte in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q were:

Fiscal year ended December 31:

2002	$4.7 million

2003	$4.7 million

Audit-Related Fees

“Audit-Related” fees include assurance and related services, such as reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence and related services. The aggregate fees billed by Deloitte for such services were:

Fiscal year ended December 31:

2002	$2.4 million

2003	$2.8 million

Tax Fees

In 2003, the Audit Committee limited tax fees billed by Deloitte to tax return review, preparation and compliance. The aggregate fees billed by Deloitte for these services were:

Fiscal year ended December 31:

2002	$0.7 million

2003	$0.3 million

All Other Fees

All other products and services not included in “audit fees,” “audit-related fees,” and “tax fees” above include services for analysis of our customer relationship management system and assistance with business interruption insurance. The aggregate fees billed by Deloitte for these services were:

Fiscal year ended December 31:

2002	$0.3 million

2003	$0.3 million

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy regarding pre-approval of non-audit services performed by Deloitte. The Audit Committee’s pre-approval policy prohibits engaging Deloitte to perform the following services:

•	bookkeeping or other services relating to the accounting records or financial statements,

•	broker-dealer services,

•	actuarial services,

•	management and human resource functions, including executive search services,

•	legal services and expert services unrelated to the audit,

•	appraisal and valuation services, fairness opinions or contribution-in-kind reports,

•	internal audit outsourcing,

•	financial information systems design and implementation, and

•	tax consulting.

INDEPENDENT AUDITORS

The policy requires the pre-approval of the Audit Committee for other non-audit services performed by Deloitte. The policy contains lists of non-audit services, contained in three separate categories, that the Audit Committee has pre-approved subject to an annual aggregate dollar limit for each category. Once the dollar limit in each of these three categories is reached, the Audit Committee will decide whether to establish an additional spending limit for the category or specifically pre-approve each additional service in the category for the remainder of the year. Those three categories are:

•	accounting theory consultation (includes services such as guidance on the application of Generally Accepted Accounting Principles to various transactions and guidance on the effects of new accounting pronouncements),

•	assurance and due diligence (includes services such as reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence, employee benefit plan audits, and foreign statutory audits and regulatory reports), and

•	tax return review, preparation and compliance.

Services not listed in one of the categories above require specific pre-approval from the Audit Committee. On an annual basis, the policy limits the fees related to other non-audit services performed by Deloitte to 50% of the combination of audit fees, audit-related fees and tax fees.

The policy permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that the member or members report to the entire Audit Committee pre-approval actions taken since the last Audit Committee meeting. The policy expressly prohibits delegation of pre-approval authority to management.

In fiscal year 2003, the Audit Committee pre-approved 100% of the services performed by Deloitte relating to “audit-related fees,” “tax fees,” and “all other fees.”

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

A.  Membership and Responsibilities

The Compensation Committee is composed entirely of “independent directors” as determined by the Board of Directors in accordance with the listing standards of the New York Stock Exchange. The standards that the Board uses to determine whether a director is “independent” are described in the “Director Independence” section.

Our committee is responsible for overseeing and administering the company’s executive compensation programs and determining the compensation of the company’s Chairman of the Board, CEO and all other executive officers. We report regularly to the Board on our activities. In carrying out our responsibilities, we have direct access to independent and experienced compensation consultants who provide advice on existing and new executive compensation packages, programs and policies. If you would like further information about our composition and membership, authority, meetings and responsibilities, please consult our charter, which is available on the company’s website at www.aboutschwab.com/corpgov.

B.  Compensation Policies

The company’s executive compensation policies are designed to link pay with performance and stockholder returns over the long-term and to attract and retain key executives who are critical to the company’s long-term success.

We link pay to stockholder returns by requiring that a significant portion of an executive’s total compensation package be in the form of stock and stock-based incentives. Stock-based compensation is further described in Part F of this report. We also link pay to individual performance and the company’s financial performance by requiring that executives’ cash incentive compensation be subject to performance-based criteria with significant upside potential and downside risk. Our salary, bonus and long-term incentive programs are described in Parts C, D and E of this report.

In 2003, our emphasis with regard to long-term compensation shifted from stock-based awards to a combination of cash and stock-based awards. The Long-Term Incentive Plan, as further described in Part E of this report, incorporates a cash component into our overall long-term compensation program.

When establishing salaries, bonus levels and long-term incentive and stock-based awards for executive officers, we consider the individual’s role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of peer group companies.

A fundamental objective is to provide our executive officers with the opportunity to earn total compensation that is competitive with total compensation that peer companies provide to similarly situated executives. In making competitive comparisons, we engage an independent consultant to assist us in selecting the peer group of companies. The selection process for the peer group takes into account multiple factors including industry (with an emphasis on financial services), size, rates of growth and financial returns that are similar to our company’s, leadership status in their industry, reputation for innovation and the extent to which the peer company competes with our company for executive talent. In 2003, our peer group companies consisted of 21 companies, primarily in the financial services sector.

To further link pay with performance, we consider peer group data provided by our independent consultant to establish compensation targets (as described further in Parts D, E and F of this report) that provide executive officers with total compensation that:

•	exceeds the average amounts paid to similar executives of comparable companies in years in which the company achieves superior performance, and

COMPENSATION COMMITTEE REPORT

•	falls below the average amounts paid to similar executives of comparable companies in years in which the company fails to achieve superior performance.

C.   Base Salary

Base salary is frequently a significant factor in attracting, motivating and retaining key executive officers. Accordingly, we annually review executive officers’ base salaries and make appropriate adjustments based on performance in the previous year and average base salaries paid to executives of peer group companies. Overall, our executive officers’ base salaries are near the average base salaries paid to executives of peer group companies. Please refer to Part B of this report regarding the selection of peer group companies.

D.   Bonus

Bonuses are calculated and paid in accordance with the company’s Corporate Executive Bonus Plan (CEBP). In 2003, we merged the company’s Annual Executive Individual Performance Plan into the CEBP, so that a single bonus will be paid under the CEBP. We select the executive officers who are eligible to participate in the CEBP. Mr. Schwab is not covered under the CEBP because his bonuses are separately determined under his employment agreement, which is described in Part G of this report.

Under the CEBP, we set a target bonus for each participant in the first quarter of each year expressed as a percentage of his or her base salary. The target bonus is based on competitive market data, internal equity considerations and the recommendations of Mr. Schwab and Mr. Pottruck. Mr. Pottruck’s target is based on the recommendation of Mr. Schwab only. Awards may range from 0% to 350% of the target bonus based on a corporate performance matrix that we adopt when we establish target bonuses for participants. In 2003, we used consolidated after-tax operating profit margin and net revenue growth to determine corporate performance under the matrix.

For 2003, corporate performance as determined under the matrix was below the company’s goals, which resulted in the payment of bonuses that were less than half of the full annual target bonuses of all participants (other than Mr. Pottruck who declined his bonus altogether). The amount of annual bonus paid to each of the company’s named executive officers is set forth in the Summary Compensation Table, which follows this report.

Lon Gorman, the Vice Chairman and President – Schwab Institutional and Asset Management, is also eligible to participate in the Schwab Capital Markets Incentive Plan (SCMIP), which was approved by stockholders in 2003. The objective of the SCMIP is to link a significant portion of Mr. Gorman’s compensation to the success of Schwab Capital Markets and the related capital markets businesses for which he is responsible. Specifically, the amount of compensation under the SCMIP is determined on the basis of the financial performance of Schwab Capital Markets as measured by the adjusted pre-tax contribution margin of the capital markets-related businesses that report to Mr. Gorman (subject to further adjustment). For those businesses in 2003, the company achieved actual adjusted pre-tax contribution margin of $119.1 million, resulting in a funded bonus of $1.2 million, which Mr. Gorman agreed to reduce to $900,000.

E.  Long-Term Incentive Plan

In 2003, the company adopted, and the stockholders approved, a new Long-Term Incentive Plan (LTIP). The LTIP is designed to provide cash incentives to officers based strictly on the company’s corporate performance, as discussed below.

The LTIP is part of our overall long-term incentive compensation program, whose objectives for 2003 included the following:

COMPENSATION COMMITTEE REPORT

•	providing financial incentives to selected executives and other officers to contribute to the long-term success of the company; and

•	in conjunction with grants under the company’s stock-based incentive programs (as described further in Part F of this report), changing the way the company delivers potential long-term compensation to most officers from grants made entirely in stock-based awards (primarily stock options) to grants made 50% in cash incentive payments under the LTIP and 50% in restricted shares of common stock under the company’s stock incentive plans.

Our long-term incentive compensation program is subject to change in future years.

We established an initial four-year performance period under the LTIP, beginning January 1, 2003. We determined that cash incentive payments for the initial performance period will be based on the company’s cumulative earnings per share over that four-year period. If cumulative earnings per share exceed $1.18, the amount of cash incentive payments over the initial performance period would range between 50% of each officer’s target cash award (where cumulative earnings per share reach $1.19) and 400% of the officer’s target cash award (where cumulative earnings per share reach $2.77). On the other hand, if cumulative earnings per share do not exceed $1.18 over the initial performance period, officers will only be eligible to receive cash incentive payments (which may not exceed 49% of each officer’s target cash award) solely in our discretion. In that case, such payments may not be deductible for certain executive officers. We have discretion to make equitable adjustments to the performance goal, i.e., cumulative earnings per share, to reflect unusual or non-recurring events affecting the company or its shares and any stock split, declaration of stock dividend or other similar event.

The LTIP award granted to each of the company’s named executive officers in 2003 is set forth in the Long-Term Incentive Plan table, which follows this report.

F.   Stock-Based Incentives and Stock Ownership

A fundamental tenet of the company’s compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through the company’s various plans, the incentives of equity ownership are extended to employees of the company and its subsidiaries.

Under the company’s existing stock incentive plans, we grant stock options and restricted stock to executive officers, based on the factors discussed in Part B of this report. We maintain a policy of making long-term compensation grants to executive officers each year because of our emphasis on aligning executive interests with stockholders and motivating executive officers to obtain superior performance results over the long term. During 2003, our committee granted restricted shares, stock options and LTIP awards to certain of the company’s executive officers. To determine the size of the grants, we reviewed competitive market data obtained from our independent consultant concerning levels of long-term compensation for executive officers of peer group companies.

In July 2003, we reviewed outstanding stock-based awards held by senior executive officers and determined that supplemental stock-based awards to these officers were necessary to enhance the retention and motivation value of the compensation program. These awards were made subject to a vesting schedule that is longer and more stringent than the four-year vesting schedule that typically is used for other stock-based awards.

As of March 18, 2004, directors and executive officers owned an aggregate of 270,937,420 shares (including

COMPENSATION COMMITTEE REPORT

restricted shares) and had the right to acquire an additional 20,865,035 shares upon the exercise of vested stock options. We intend to continue our strategy of encouraging executive officers, as well as all other employees, to be stockholders. We believe that executive officers’ equity participation in the company is a meaningful factor contributing to the company’s success.

G.  Compensation of Charles R. Schwab

At the beginning of 2003, Mr. Schwab was Chairman and Co-Chief Executive Officer. In May 2003, Mr. Schwab ceased to be Co-Chief Executive Officer and Mr. Pottruck became the sole Chief Executive Officer of the company. Mr. Schwab remains Chairman of the company. Mr. Schwab is compensated according to his employment agreement (see Exhibit B), which was approved by stockholders in 2003, as follows:

•	Annual salary of $900,000 subject to our annual review.

•	Annual bonus based on pre-established performance targets and a formula-based matrix. Mr. Schwab’s bonus is computed as the amount of total cash compensation earned pursuant to the formula-based matrix, which we adopt in the first quarter of each year, minus his actual base salary paid during that year. The formula-based matrix is the sole basis for determining Mr. Schwab’s annual bonus. For 2003, Mr. Schwab earned a bonus of $3,289,000 according to the formula-based matrix. However, Mr. Schwab declined his bonus for 2003 so that the amount would be available for other employees.

In recognition of his performance in 2003, the committee awarded Mr. Schwab a special stock option grant on 300,000 shares of company stock in January 2004. For the three-year period following the date of grant, the stock options cannot be exercised (except if Mr. Schwab retires, in which case the options become fully exercisable) and the shares purchased under the options cannot be sold.

We believe that Mr. Schwab’s leadership is a vital factor to our corporate success. Specifically, we believe that:

•	Mr. Schwab provides the leadership, vision and inspiration for innovation that has generated corporate growth and superior performance, and

•	The overall strategic direction developed by Mr. Schwab is critical to enhancing the future long-term value of the company for its stockholders.

H.  Compensation of David S. Pottruck

The compensation of Mr. Pottruck, Chief Executive Officer, is in the form of a base salary and bonus payable under the CEBP that is based on the company’s corporate after-tax operating profit margin and net revenue growth. Mr. Pottruck’s bonus is computed as the amount of total cash compensation earned pursuant to the formula-based matrix, which we adopt in the first quarter of each year, minus his actual base salary paid during that year. The formula-based matrix is the sole basis for determining Mr. Pottruck’s annual bonus. Mr. Pottruck is also eligible for LTIP and stock-based awards.

In determining Mr. Pottruck’s compensation for 2003, we took into account his increased responsibilities that resulted from his becoming sole Chief Executive Officer in May 2003 and competitive compensation levels of chief executive officers of peer companies. Mr. Pottruck’s annual base salary was increased to $1 million in 2003. For 2003, Mr. Pottruck earned a bonus of $4,751,500 according to the formula-based matrix. However, Mr. Pottruck declined his bonus for 2003 so that the amount would be available for other employees. In 2003, we also awarded to Mr. Pottruck restricted stock, stock options and LTIP awards, as described in the Executive Compensation tables that follow this report.

COMPENSATION COMMITTEE REPORT

In recognition of his leadership and performance in 2003, the committee awarded to Mr. Pottruck a special stock option grant of 425,000 shares of company stock in January 2004. For the three-year period following the date of grant, the stock options cannot be exercised (except if Mr. Pottruck retires, in which case the options become fully exercisable) and the shares purchased under the options cannot be sold.

We believe that:

•	Mr. Pottruck provides strategic and day-to-day leadership that has contributed and continues to contribute significantly to the company’s growth and superior performance, and

•	Mr. Pottruck guides the company in the delivery of highly competitive products and services to its clients and this ability to compete is imperative to building future long-term value for stockholders.

I.   Tax Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance-based and approved by the stockholders. We believe that it is generally in the best interests of its stockholders to structure compensation plans so that compensation is performance-based and therefore deductible under section 162(m).

Accordingly, the CEBP, the SCMIP, the LTIP, the company’s 1992 and 2001 stock incentive plans and Mr. Schwab’s employment agreement, as amended, are designed to provide performance-based compensation and have been approved by stockholders. The 2004 Stock Incentive Plan also is intended to provide performance-based compensation and is being submitted for stockholder approval this year. However, we believe that there may be times when the benefit of the deduction would be outweighed by other corporate objectives, such as the need for flexibility.

We will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, we are prepared, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be deductible under section 162(m).

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

C. Preston Butcher

Frank C. Herringer

George P. Shultz

Paula A. Sneed

Robert N. Wilson

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

This table shows, for the last three fiscal years, compensation information for the company’s Chairman, who served as Co-Chief Executive Officer of the company until May 2003, the Chief Executive Officer and the next four most highly compensated executive officers during 2003. We refer to each of these officers as a “named executive officer.”

	ANNUAL COMPENSATION					LONG-TERM COMPENSATION AWARDS (1)
NAME AND PRINCIPAL POSITION	YEAR	SALARY (2)	BONUS		OTHER ANNUAL COMPEN- SATION (3)	RESTRICTED STOCK AWARDS (4)	SECURITIES UNDERLYING OPTIONS		ALL OTHER COMPEN- SATION (5)

Charles R. Schwab (6) CHAIRMAN	2003 2002 2001	$900,000 $883,334 $650,003	0 0 0	(7)	— — —	0 0 0	0 1,300,000 1,116,000	(8) (8)	0 $10,250 $8,750

David S. Pottruck CHIEF EXECUTIVE OFFICER	2003 2002 2001	$983,333 $883,334 $650,003	0 0 0	(7)	$138,703 $149,934 —	$2,500,006 0 0	1,417,100 1,300,000 1,116,000	(8) (8)	0 $10,250 $8,750

Lon Gorman (9) VICE CHAIRMAN AND PRESIDENT—SCHWAB INSTITUTIONAL AND ASSET MANAGEMENT	2003 2002 2001	$590,000 $586,017 $499,125	$1,220,917 $1,000,000 0		— — —	$2,787,491 0 0	0 300,000 340,000		0 $10,250 $8,750

Alan J. Weber (10) EXECUTIVE VICE PRESIDENT AND CHAIRMAN AND CHIEF EXECUTIVE OFFICER, U.S. TRUST CORPORATION	2003 2002	$625,000 $156,250	$468,750 $468,750		— —	$2,272,521 $932,000	0 325,000		0 0

Dawn G. Lepore VICE CHAIRMAN—ACTIVE TRADER, TECHNOLOGY, OPERATIONS, ADMINISTRATION AND BUSINESS STRATEGY	2003 2002 2001	$618,333 $613,617 $526,388	$409,066 $400,942 0		— — —	$3,033,781 0 0	0 300,000 340,000		0 $10,250 $8,750

William L. Atwell EXECUTIVE VICE PRESIDENT AND PRESIDENT—CLIENT SALES AND SERVICE AND BANKING	2003 2002 2001	$560,833 $512,000 $398,125	$412,929 $250,000 0		$292,041 — —	$2,908,786 0 0	0 220,000 199,400		0 $10,250 $8,750

(1)	The company’s Long-Term Incentive Plan was adopted and approved by stockholders in 2003. As a result, no payments were made under the plan in 2003.

(2)	This column reflects a reduction in the salary originally established for 2001 for each named executive officer. The reduction, which was for a five-month period, was part of the company’s cost containment measures during 2001. For that five-month period, Mr. Schwab’s and Mr. Pottruck’s salaries were reduced by approximately 50%, Mr. Gorman’s and Ms. Lepore’s salaries were reduced by approximately 25%, and Mr. Atwell’s salary was reduced by approximately 20%.

(3)	In 2003, Mr. Pottruck’s other annual compensation included $60,870 for personal travel aboard company aircraft and $59,131 as a related tax gross-up. For 2002, Mr. Pottruck’s other annual compensation included $82,717 for personal travel aboard company aircraft, $27,621 as a related tax gross-up, and $35,342 for financial planning. Amounts for personal travel on board company aircraft are calculated using their marginal operating cost.

In 2003, Mr. Atwell’s other annual compensation included $279,036 for relocation expenses.

EXECUTIVE COMPENSATION

(4)	This column shows the market value of performance share and restricted stock awards on date of grant. An award of performance shares is a promise by the company to deliver a specified number of shares of stock at a future date (in the case of Mr. Pottruck, on the date of his termination of employment for any reason) subject to certain service or time-based vesting requirements.

The following chart shows the cumulative number and year-end value of shares of unvested performance shares held by Mr. Pottruck, and unvested restricted stock held by Mr. Gorman, Mr. Weber, Ms. Lepore and Mr. Atwell on December 31, 2003. The year-end value is based on the closing price of company common stock on that date ($11.84).

	Number of Shares	Year-End Value

Mr. Pottruck	365,498	$4,327,496

Mr. Gorman	281,010	$3,327,158

Mr. Weber	335,010	$3,966,518

Ms. Lepore	303,010	$3,587,638

Mr. Atwell	299,099	$3,541,332

Holders of restricted stock have voting and dividend rights.

Mr. Pottruck’s performance shares have zero vesting for four years and then vest 100% on March 14, 2008, which is five years from the grant date. These shares will vest earlier, either three or four years after the grant date in 2006 or 2007, respectively, only if certain performance criteria are met.

Restricted stock at the company generally vests evenly over 4 years. However, the restricted stock awarded in 2003 to Ms. Lepore and Messrs. Gorman, Weber and Atwell was granted for retention purposes and therefore is subject to a longer and more stringent vesting schedule, with zero vesting for two years, 25% of the shares vesting on each of the third and fourth anniversary of the grant date and the remaining 50% on the fifth anniversary of the grant date. None of these retention grants provide for accelerated vesting upon retirement.

(5)	401(k) Plan Contributions. For Messrs. Schwab, Pottruck, Gorman and Atwell and Ms. Lepore, the amounts in this column represent contributions under The SchwabPlan Retirement Savings and Investment Plan.

(6)	Mr. Schwab has had an employment contract with the company since 1987. His current employment contract is described in Exhibit B to this proxy statement.

(7)	Mr. Schwab and Mr. Pottruck each declined a recommended bonus for 2003 so that the amount declined would be available for bonuses for other employees.

(8)	In 2002, Mr. Schwab and Mr. Pottruck voluntarily relinquished all stock option grants granted to them in 2000, 2001 and 2002, a combined total of 5,432,000 underlying shares. Consequently, all of the options shown in the “Securities Underlying Options” column for 2001 and 2002 have been canceled. The purpose of Mr. Schwab’s and Mr. Pottruck’s action was to support grants to other employees in an effort to motivate key employees and retain talent in the face of unprecedented business uncertainties, while minimizing the effect of dilution to stockholders.

(9)	Mr. Gorman has an employment contract with the company, as described in Exhibit C to this proxy statement.

(10)	Mr. Weber joined the company on October 1, 2002.

EXECUTIVE COMPENSATION

OPTIONS GRANTED IN 2003

This table shows stock option grants to the named executive officers during 2003. No named executive officer received a stock option grant in 2003, with the exception of Mr. Pottruck.

	INDIVIDUAL GRANTS				POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (2)
	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (1)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR (3)	EXERCISE OR BASE PRICE PER SHARE	EXPIRATION DATE	5%	10%

David S. Pottruck	1,417,100	62.28%	$8.88	5/9/2013	$7,902,373	$20,037,035

(1)	These options were granted on May 9, 2003, the date of the company’s annual meeting where Mr. Pottruck was named sole Chief Executive Officer. They are part of the company’s 2001 Stock Incentive Plan and fully vest on the fifth anniversary of the grant date. However, if certain performance goals are met or exceeded on either the third or fourth anniversary of the grant date, the vesting of the shares will accelerate and the shares will then fully vest.

(2)	Based on SEC rules, we use a 5% and 10% assumed rate of appreciation over the option term. This does not represent the company’s estimate or projection of the future common stock price. If company common stock does not appreciate above the exercise price, Mr. Pottruck will receive no benefit from the options.

(3)	In 2003 the company used a combination of cash (through the Long-Term Incentive Plan) and restricted stock instead of stock options as the primary long-term compensation incentive for employees. Accordingly, the only grants of stock options to employees in 2003 were made to Mr. Pottruck and to certain new hires.

Mr. Pottruck’s stock options and performance shares (described in footnote 4 to the Summary Compensation Table) represent 13% of the equity grants (including stock options, restricted stock and performance shares) made to all employees in 2003. Mr. Pottruck’s stock options, granted in recognition of his promotion to sole Chief Executive Officer in 2003 and designed to encourage a focus on long-term stockholder value, are not exercisable until 2008 or earlier if certain performance measures are exceeded. When exercised, Mr. Pottruck can only sell prior to his retirement the number of shares required to pay taxes and commissions resulting from the exercise of the options.

EXECUTIVE COMPENSATION

FISCAL YEAR-END OPTION VALUES

During 2003, none of the named executive officers exercised company stock options. This table shows the value of unexercised stock options held by the named executive officers as of December 31, 2003.

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR-END		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FISCAL YEAR-END (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles R. Schwab	4,837,500	0	$26,322,439	0

David S. Pottruck	10,560,981	3,217,100	$47,133,750	$4,116,676

Lon Gorman	767,002	489,501	$833,582	$330,270

Alan J. Weber	62,500	262,500	$154,063	$617,813

Dawn G. Lepore	1,120,405	489,501	$2,712,328	$330,270

William L. Atwell	209,790	297,610	$43,921	$327,010

(1)	The amounts in this column are calculated by:

•	subtracting the option exercise price from the company’s December 31, 2003 average market price ($11.785) per share (as reported in the New York Stock Exchange Composite Transactions Index) to get the “average value per option,” and

•	multiplying the average value per option by the number of exercisable or unexercisable options, as applicable.

The amounts in this column may not represent amounts that will actually be realized by the named executive officers.

EXECUTIVE COMPENSATION

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2003 with respect to equity compensation plans approved and not approved by stockholders (shares in millions):

PLAN CATEGORY	(A) SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS		(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	(C) SHARES AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SHARES IN COLUMN A)

Equity compensation plans approved by stockholders	97	(1)	$14.1447	35

Equity compensation plans not approved by stockholders (2)	39	(3)	$17.9913	9

Total	136		$15.2498	44	(4)

(1)	Represents shares of common stock issuable upon exercise of outstanding options under the company’s 1987 Stock Option Plan, 1987 Executive Officer Stock Option Plan and the 1992 and 2001 Stock Incentive Plans, which are generally used for grants to officers and directors. Although stock and stock-based awards are still outstanding under the 1987 Stock Option Plan and 1987 Executive Officer Stock Option Plan, no new shares are available under these plans for future grants.

(2)	In connection with its acquisition of CyBerCorp, Inc. in 2000, the company assumed options granted under the CyBerCorp, Inc. 1996 Stock Incentive Plan. The company did not reserve the right to make further grants under that plan. As of December 31, 2003, 40,788 shares were issuable upon exercise of these assumed options, and the assumed options had a weighted-average exercise price of $12.3559.

(3)	Represents shares of common stock issuable upon exercise of outstanding options under the company’s Employee Stock Incentive Plan. Grants under this plan are used for employees other than officers and directors and, accordingly, did not require stockholder approval prior to amendments to the New York Stock Exchange listing standards that were finalized in 2003. The material features of this plan are described in the next section.

(4)	In addition to options, restricted shares may be granted under the 1992 and 2001 Stock Incentive Plans and the Employee Stock Incentive Plan, and performance based shares may be granted under the 1992 and 2001 Stock Incentive Plans.

EXECUTIVE COMPENSATION

MATERIAL FEATURES OF EMPLOYEE STOCK INCENTIVE PLAN

Purpose.    The Board approved the Employee Stock Incentive Plan to promote the long-term success of the company and the creation of incremental stockholder value by (a) encouraging employees to focus on long-range objectives, (b) encouraging the attraction and retention of employees with exceptional qualifications and (c) linking employee and stockholder interests. The plan seeks to achieve this objective by providing for grants of options and restricted stock to employees. All or a portion of the shares issuable under the plan may be granted in the form of options or restricted stock.

Option Grants.    Options granted under the plan allow employees to purchase shares of company common stock at an exercise price of not less than 100% of the fair market value of a share on the grant date. Options become exercisable and expire within the times and upon the events determined by the Compensation Committee or by persons to whom the committee may delegate such responsibility. The exercise price of options must be paid in cash or, if permitted by the committee or its delegates, by the surrender of shares of company common stock valued at their fair market value on the date when the new shares are purchased, or by the proceeds from a “same-day sale” commitment.

Restricted Stock Grants.    Restricted stock becomes vested, in full or in installments, upon the satisfaction of certain conditions established by the Compensation Committee or its delegates.

Effect of Change in Control.    At the time of granting options or restricted stock, the Compensation Committee or its delegates may determine that the options or restricted stock shall become fully exercisable or vested if a change in control occurs with respect to the company.

EXECUTIVE COMPENSATION

LONG-TERM INCENTIVE PLAN—AWARDS IN 2003

This table shows awards made under the company’s Long-Term Incentive Plan to the named executive officers during the last fiscal year.

			ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE-BASED PLANS (1)(2)

NAME	NUMBER OF SHARES, UNITS OR OTHER RIGHTS	PERFORMANCE OR OTHER PERIOD UNTIL MATURATION OR PAYOUT	THRESHOLD	TARGET	MAXIMUM

Charles R. Schwab	0	—	—	—	—

David S. Pottruck	1,500,000	2003 - 2006	$750,000	$1,500,000	$6,000,000

Lon Gorman	750,000	2003 - 2006	$375,000	$750,000	$3,000,000

Alan J. Weber	750,000	2003 - 2006	$375,000	$750,000	$3,000,000

Dawn G. Lepore	750,000	2003 - 2006	$375,000	$750,000	$3,000,000

William L. Atwell	625,000	2003 - 2006	$312,500	$625,000	$2,500,000

(1)	The above table shows cash amounts that would be payable after the four-year performance period from January 1, 2003 through December 31, 2006 with respect to the cash component of long-term compensation awards for 2003, assuming the company’s cumulative earnings per share over that period reach a level that would result, alternatively, in threshold awards, target awards or maximum awards under the Long-Term Incentive Plan.

(2)	After the end of the four-year performance period, units are valued according to a pre-established table that refers to the company’s cumulative earnings per share over the performance period. Units are paid in cash and vest over a four-year period of continuous employment. Units may become 100% vested upon retirement and may be paid on a pro-rated basis prior to the expiration of the four-year performance period in the event of death or disability.

PRINCIPAL STOCKHOLDERS

This table shows company common stock that is beneficially owned by the directors, the named executive officers and owners of 5% or more of the outstanding company common stock, as of March 18, 2004.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

NAME	SHARES OWNED (1)	RIGHT TO ACQUIRE (2)	RESTRICTED STOCK (3)	PERCENT OF OUTSTANDING SHARES

Charles R. Schwab (4)	253,585,079	4,837,500	0	18.9%

Fidelity Management and Research Company (5)	115,593,647	0	0	8.5%

The TCW Group, Inc. (6)	78,818,084	0	0	5.8%

David S. Pottruck (7)	6,005,625	10,586,163	365,498	1.2%

Nancy H. Bechtle	220,374	120,224	5,283	*

C. Preston Butcher (8)	1,089,794	181,265	5,283	*

Donald G. Fisher (9)	4,560,561	41,210	5,283	*

Anthony M. Frank	567,750	128,159	5,283	*

Frank C. Herringer (10)	95,536	110,158	5,283	*

Stephen T. McLin (11)	154,135	116,134	5,283	*

George P. Shultz	67,500	150,993	5,283	*

Paula A. Sneed	9,006	35,462	5,283	*

Roger O. Walther (12)	219,938	96,661	5,283	*

Robert N. Wilson	65,816	41,243	5,283	*

David B. Yoffie	2,000	6,250	5,283	*

Lon Gorman	205,455	872,003	256,258	*

Alan J. Weber	24,752	62,500	310,258	*

Dawn G. Lepore	485,428	1,225,406	278,258	*

William L. Atwell	70,252	226,040	278,382	*

Directors and Current Executive Officers as a Group (22 Persons)(13)	268,194,748	20,865,035	2,742,672	21.1%

Directors, Executive Officers, and Employees (14)	367,623,477	90,467,525	14,285,323	32.5%

*	Less than 1%

PRINCIPAL STOCKHOLDERS

(1)	Includes shares for which the named person:

•	has sole voting and investment power,

•	has shared voting and investment power with his or her spouse, or

•	holds in an account under The SchwabPlan Retirement Savings and Investment Plan.

Excludes shares that:

•	may be acquired through stock option exercises, or

•	are restricted stock holdings.

(2)	Shares that can be acquired through stock option exercises through May 17, 2004, or shares that were acquired under the terms of Directors’ Deferred Compensation Plan in connection with service on the Board of Directors of the company or U.S. Trust Corporation.

(3)	Performance shares or shares subject to a vesting schedule, forfeiture risk and other restrictions.

(4)	Includes 7,977,765 shares held by Mr. Schwab’s spouse, 45,203,958 shares held by a limited liability company and the following shares for which Mr. Schwab disclaims beneficial ownership: 13,211,185 shares held by a non-profit public benefit corporation established by Mr. Schwab, and 6,000 shares held in a trust for which Mr. Schwab acts as trustee.

Includes the following shares for which Mr. Schwab may be deemed to have shared voting and investment power but for which he disclaims beneficial ownership: 1,999,672 shares held by investment companies and managed by a wholly-owned subsidiary of the company.

Mr. Schwab’s address is c/o The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, California 94104.

(5)	Includes shares held by Fidelity Management and Research Company and other subsidiaries of FMR Corp as of February 28, 2004. The address of FMR Corp. is 92 Devonshire Street, Boston, Massachusetts 02109.

(6)	Includes shares held by direct and indirect subsidiaries of The TCW Group, Inc. The address of TCW Group is 8655 Figueroa Street, Suite 1800, Los Angeles, California 90017.

(7)	Includes 24,677 shares held in trust for Mr. Pottruck’s spouse, 278,902 shares held in trusts for which Mr. Pottruck acts as trustee, and the following shares for which Mr. Pottruck disclaims beneficial ownership: 250,936 shares held by a non-profit public benefit corporation established by Mr. Pottruck.

(8)	Includes 276,608 shares held by Mr. Butcher’s spouse.

(9)	Includes 390,000 shares held by a non-profit public benefit corporation for which Mr. Fisher has shared voting and investment power, but for which he disclaims beneficial ownership.

(10)	Includes 50,625 shares held by Mr. Herringer’s spouse.

(11)	Includes 13,908 shares held by a non-profit public benefit corporation established by Mr. McLin, but for which he disclaims beneficial ownership.

(12)	Includes 27,040 shares held by Mr. Walther’s spouse.

(13)	In addition to the officers and directors named in this table, five other executive officers are members of this group.

(14)	Includes amounts owned by directors, executive officers and employees as of December 31, 2003.

PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for company common stock, the Dow Jones Securities Brokerage Group Index and the Standard & Poor’s 500 Index, each of which assumes an initial investment of $100 and reinvestment of dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

The Charles Schwab Corporation	$100	$136	$152	$83	$58	$64

Dow Jones Securities Brokerage Group Index	$100	$156	$193	$148	$109	$154

Standard & Poor’s 500 Index	$100	$121	$110	$97	$76	$97

SECTION 16(a) COMPLIANCE / RELATED TRANSACTIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on its records and other information, the company believes that during 2003 all filings with the SEC by its officers, directors and 10% stockholders timely complied with requirements for reporting ownership and changes in ownership of company common stock under Section 16(a) of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The directors identified below had the following relationships with the company in 2003:

•	Stephen T. McLin, a director, has a son, Stephen D. McLin, who was employed in a non-officer position of Specialist, Technical Product Development during 2003 (and presently). Mr. McLin’s son earned aggregate cash compensation of approximately $63,000 during 2003.

•	Charles R. Schwab, the company’s Chairman, has a daughter, Carolyn (“Carrie”) Schwab Pomerantz, who was employed as President of the Charles Schwab Foundation during 2003 (and presently). Mr. Schwab’s daughter earned aggregate cash compensation of approximately $160,000 during 2003. She also received a grant of 6,601 restricted shares and an award of long-term incentive plan units with a target value of $50,000 during the year.

•	In 2003, prior to his service as a director, David B. Yoffie received $66,000 in consulting fees.

INFORMATION ABOUT VOTING PROCEDURES

How is my vote counted?

You may vote either “for” each director nominee or withhold your vote from any one or more of the nominees.

You may vote “for” or “against” or “abstain” from voting on the proposal for the approval of the 2004 Stock Incentive Plan. If you abstain from voting on this proposal, it will have the same effect as a vote “against” the proposal.

If you provide your voting instructions on your proxy, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of Mr. Schwab and Mr. Pottruck if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not indicate a specific choice on the proxy you submit, your shares will be voted:

•	for the three named nominees for directors,

•	for the approval of the 2004 Stock Incentive Plan, and

•	according to the best judgment of Mr. Schwab and Mr. Pottruck if a proposal comes up for a vote at the meeting that is not on the proxy.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting,

•	voting by telephone or on the Internet before 12:00 p.m., Central time, on May 14, 2004, or

•	voting at the meeting.

How many votes must the director nominees receive to be elected as directors?

Because three directors are to be elected at the annual meeting, the three individuals receiving the highest number of votes for election will be elected.

What happens if a director nominee is unable to stand for election?

The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, Charles R. Schwab and David S. Pottruck can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

How many votes are needed for the approval of the 2004 Stock Incentive Plan?

The 2004 Stock Incentive Plan will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval. An abstention will have the effect of a vote against the proposal. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.

What is a “broker non-vote”?

A broker non-vote occurs when a brokerage firm holding shares in street name for a beneficial owner does not vote on a proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal.

INFORMATION ABOUT VOTING PROCEDURES

What is the effect of not providing voting instructions if my shares are held in street name?

Brokerage firms have authority under New York Stock Exchange rules to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters and this results in a broker non-vote.

The company’s proposal concerning the election of directors is considered a routine matter, but the proposal concerning the approval of the 2004 Stock Incentive Plan is not.

As a brokerage firm, Charles Schwab & Co., Inc. may vote its clients’ unvoted shares on routine matters. However, as the company’s subsidiary, when it is voting on company proposals, it must follow a stricter set of New York Stock Exchange rules. Specifically, our brokerage subsidiary can vote unvoted company shares held in brokerage accounts only in the same proportion as all other stockholders vote.

If you have a stockbroker or investment advisor, they may be able to vote your shares depending on the terms of the agreement you have with them.

What is the effect of not submitting my proxy if my shares are held in a retirement plan?

A purchasing agent under a retirement plan also may be able to vote a participant’s unvoted shares. For example, if you are a participant in The SchwabPlan Retirement Savings and Investment Plan, the plan’s purchasing agent, under certain circumstances, can vote your shares. Specifically, the purchasing agent will vote shares you hold under the Employee Stock Ownership Plan (“ESOP”) component of The SchwabPlan Retirement Savings and Investment Plan if the purchasing agent does not receive voting instructions from you. The purchasing agent will vote your unvoted shares held under the ESOP component of the overall plan in the same proportion as all other plan participants vote their shares held under the ESOP component of the overall plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and submit all proxies to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential by our transfer agent and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find voting results of the meeting?

We will announce preliminary voting results at the annual meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004. You may access a copy electronically on our website at www.aboutschwab.com/irelations by clicking on “Financials” or through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also obtain a copy by contacting our Investor Relations Hotline at (415) 636-2787.

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank, N.A.

INFORMATION ABOUT THE PROXY STATEMENT AND PROPOSALS

Who pays the cost for proxy solicitation?

Our company is paying for distributing and soliciting proxies. As a part of this process, the company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. The company is not using an outside proxy solicitation firm this year, but employees of the company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. Employees do not receive additional compensation for soliciting proxies.

How do I submit a stockholder proposal for next year’s annual meeting?

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to the Corporate Secretary at our principal executive office no later than November 30, 2004. The company’s bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at www.aboutschwab.com/corpgov. In addition, you may obtain a copy of our bylaws by contacting:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF120KNY-04

101 Montgomery Street

San Francisco, California 94104

(415) 636-3087

For next year’s annual meeting of stockholders, the persons appointed by proxy to vote stockholders’ shares will vote those shares according to their best judgment on any stockholder proposal the company receives after March 18, 2005.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the company with their affirmative consent or given a general consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the company’s proxy materials. You may call the Assistant Corporate Secretary at (415) 636-3087 or send your request to:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF120KNY-04

101 Montgomery Street

San Francisco, California 94104

If you currently receive multiple copies of the company’s proxy materials and would like to participate in householding, please contact the Assistant Corporate Secretary at the above address.

What is meant by “incorporation by reference”?

“Incorporation by reference” means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC rules, the sections entitled “Audit Committee Report,” “Compensation Committee Report on Executive Compensation,” and “Performance Graph” specifically are not incorporated by reference into any other filings with the SEC.

You receive this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our company’s common stock.

INFORMATION ABOUT THE ANNUAL MEETING

How do I obtain tickets to the annual meeting?

Seating is limited and, therefore, admission to the annual meeting is by ticket only on a first-come, first-served basis. To request a ticket, you may either:

•	go to www.schwabevents.com,

•	write the Assistant Corporate Secretary at this address:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF120KNY-04

101 Montgomery Street

San Francisco, CA 94104,

- or -

•	call the Assistant Corporate Secretary at (415) 636-3087.

How do I access the webcast of the annual meeting?

For information on how to access the real-time Webcast of the annual meeting, go to www.schwabevents.com.

By Order of the Board of Directors,

CARRIE E. DWYER

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND

CORPORATE SECRETARY

MARCH 29, 2004

SAN FRANCISCO, CALIFORNIA

EXHIBIT A

DESCRIPTION OF THE 2004 STOCK INCENTIVE PLAN

The Board has adopted the 2004 Stock Incentive Plan and recommends that stockholders approve the 2004 Plan at the annual meeting. The 2004 Plan is critical to our company’s compensation strategies and programs. It will provide the flexibility that the company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees essential for achievement of the company’s success.

The existing stock incentive plans do not provide sufficient flexibility for market-competitive kinds of awards such as restricted stock units and stock appreciation rights. To ease administration, it is desirable to consolidate all of our existing stock plans into a single plan for making all future stock-based awards.

The 2004 Plan will permit the grant of stock options, restricted stock, restricted stock units, performance shares, performance units, stock appreciation rights and other stock and cash awards. Stockholder approval will permit the company to receive a federal income tax deduction for certain compensation paid under the plan under section 162(m) of the Internal Revenue Code and for qualifying certain stock options for special tax treatment under section 422 of the code.

It is anticipated that the 2004 Plan will not materially increase the potential dilution of stockholders. The total number of shares available under the plan, if approved, will represent approximately 14% of the outstanding shares of common stock on December 31, 2003, which is substantially the same percentage that is available and currently outstanding under the company’s existing plans.

The Company’s Existing Plans

As of December 31, 2003, approximately 44 million shares were available for new grants under the company’s 2001 Stock Incentive Plan, 1992 Stock Incentive Plan and Employee Stock Incentive Plan and there were approximately 150 million shares subject to outstanding benefits under these and other predecessor plans.

If the 2004 Plan is approved by stockholders, it will be the sole plan for making future stock-based awards, and no further awards will be made under the company’s existing plans.

If the 2004 Plan is not approved by stockholders, awards will continue to be made under the company’s 2001 Stock Incentive Plan and 1992 Stock Incentive Plan in accordance with their terms.

Shares Available for Issuance

The aggregate number of shares of company common stock that may be issued under the 2004 Plan will not exceed:

•	45 million shares of common stock, plus

•	any shares of common stock subject to outstanding awards under the prior plans as of the date the 2004 Plan is approved by stockholders that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares), plus

•	any shares of common stock that were issued under the prior plans and are reacquired by the company after the date the 2004 Plan is approved by stockholders.

The aggregate maximum number of shares of common stock available under the last two bullet points above is 150 million. The Compensation Committee may adjust these limits for any stock split, stock dividend, recapitalization or other similar event.

EXHIBIT A

Eligibility and Administration

Employees, non-employee directors and consultants of the company and its subsidiaries are eligible for awards under the 2004 Plan. Non-employee directors also are eligible for an annual grant of restricted stock and non-qualified stock options.

The plan is administered by our Compensation Committee. The committee will approve the aggregate benefits and the individual benefits for the most senior elected officers and non-employee directors. The committee may delegate its authority for certain other matters under the 2004 Plan in accordance with its terms.

TYPES OF AWARDS

Awards under the 2004 Plan are described below.

Stock Options

Stock options provide a right to acquire common stock at an exercise price at least equal to the fair market value of the company’s stock on the date of grant. Stock options include non-qualified and incentive stock options. Incentive stock options are intended to qualify for special tax treatment. Stock options vest according to a schedule established by the Compensation Committee.

The plan permits for payment of stock acquired through stock options by cash, check, other shares of company common stock (with some restrictions), broker-assisted same-day sales, or any other form of consideration permitted by applicable law. The term of an option cannot exceed ten years. The Compensation Committee will not have the right to reprice outstanding options if the fair market value of the stock declines.

Recipients may transfer stock options (other than incentive stock options, which must be nontransferable to qualify as incentive stock options) to certain trusts and partnerships formed for the benefit of family members.

Restricted Stock and Restricted Stock Units (RSUs)

Restricted stock is similar to common stock in that it has the same voting and dividend rights, but the recipient will forfeit the restricted stock if the applicable vesting conditions are not satisfied.

RSUs are a promise by the company to deliver a specified number of shares of stock at a future date upon the attainment of certain conditions established by the Compensation Committee. While each RSU is outstanding, its value is equal to the value of a share of company common stock. Once the RSU is vested, the units are automatically converted into shares or stock unless the holder of the RSU elects to defer the conversion beyond the vesting date to delay the taxation of the stock or cash to a later tax year. Vested RSUs may be settled in stock, cash or a combination of both, as determined by the committee. Holders of RSUs do not have voting or dividend rights, but may be credited with dividend-equivalent compensation.

Recipients of restricted stock or RSUs cannot transfer them before they vest or are settled (except that the recipient may be permitted to transfer restricted stock by gift to certain trusts and partnerships formed for the benefit of family members).

Performance Stock and Performance Units

Generally, performance stock is stock subject to performance-based vesting requirements specified by the Compensation Committee. Performance units are obligations of the company to issue and deliver in the future shares of common stock in accordance with the terms of such grant provided that the applicable performance conditions specified by the committee are satisfied.

EXHIBIT A

Recipients of units cannot transfer them, and the recipients have no voting or dividend rights until the associated shares of common stock are issued.

Performance stock and performance units may be settled in cash in the discretion of the committee.

Stock Appreciation Rights (SARs)

A SAR is a right to receive common stock or cash equal in value to: (a) the excess of (i) the fair market value of a share of common stock on the date of exercise of the right, over (ii) the fair market value of a share of common stock on the date of grant of the right, (b) multiplied by the number of shares for which the right is exercised.

The Compensation Committee may, in its discretion, substitute SARs for outstanding stock options.

Other Awards

The Compensation Committee may grant other incentives payable in cash or in common stock under the plan subject to such terms and conditions as it deems appropriate.

Performance-Based Awards

Awards under the 2004 Plan may be made subject to the attainment of performance goals relating to one or more of the following business criteria:

•	pre-tax income,

•	operating income,

•	cash flow,

•	stockholder return,

•	revenue,

•	revenue growth,

•	return on net assets,

•	net income,

•	net new assets,

•	earnings per share,

•	return on equity, or

•	return on investment.

Limits on Awards

Under the 2004 Plan, no participant may receive in any fiscal year stock options and SARs relating to more than 5 million shares, or restricted stock, RSUs, performance stock and performance units that are subject to the attainment of performance goals that collectively relate to more than 1 million shares.

The Compensation Committee may adjust these annual limits for any stock split, stock dividend, recapitalization or other similar event.

Annual Grants to Non-Employee Directors

Under the 2004 Plan, the annual, non-discretionary grants to non-employee directors consist of (i) options on 5,000 shares of company common stock and (ii) a number of restricted shares of company common stock determined by dividing $50,000 by the fair market value of company common stock on the grant date. These grants are made on May 15 of each year, but if May 15 is not a business day, then the grants are made on the next business day. The grants are subject to a three-year vesting schedule. Full vesting occurs on a director’s death, disability or “retirement,” which means a non-employee director’s resignation or removal from the Board at any time after he or she has attained age 70 or completed 5 years of service as a director. In addition, each new non-employee director receives an initial fully vested grant of options on 5,000 shares of company common stock.

EXHIBIT A

Payments of Director Fees in Awards

A non-employee director may elect to receive his or her annual retainer payments and/or meeting fees from the company in the form of cash, non-qualified stock options, restricted stock, RSUs, other stock or cash awards or a combination thereof by completing the procedures prescribed by the Compensation Committee or its delegate. The terms and number of awards to be granted to non-employee directors in lieu of annual retainers and meeting fees will be determined by the committee or its delegate.

Deferral of Awards

The Compensation Committee may permit or require a participant to have cash or shares that otherwise would be paid under the plan credited to a deferred compensation account. The account may be credited with interest or other forms of investment return, as determined by the committee.

Change in Control

Awards may be subject to such terms and conditions as the Compensation Committee deems appropriate, including provisions relating to a “change in control.” Under the plan, the term “change in control” means:

•	any transaction as a result of which any person becomes the beneficial owner, directly or indirectly, of at least 20% of either the company’s outstanding common stock or the combined voting power of the company’s outstanding voting securities, except as a result of a repurchase by the company of its own securities,

•	certain changes in the composition of the Board,

•	a merger or consolidation in which securities constituting 50% or more of either the outstanding common stock or the total combined voting power of the company’s outstanding voting securities are transferred to persons different from the persons holding those securities immediately before the transaction, or

•	a sale or other disposition of all or substantially all of the assets of the company.

FEDERAL TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of awards under the 2004 Plan.

Options

When options are granted, there are no federal income tax consequences to the company or the option holder.

On the exercise of a non-qualified stock option, the option holder generally will have ordinary income. The amount of the income will be equal to:

•	the fair market value of the shares on the exercise date, minus

•	the option exercise price.

The income will be subject to tax withholding. Generally, in the same year that the option holder has income from the option exercise, the company will be able to take a tax deduction in the amount of that income.

On any subsequent sale of the shares, any additional gain or loss recognized by the holder generally will be a capital gain or loss.

In contrast, the exercise of incentive stock options will not normally result in any taxable income to the option holder at that time, nor will the company be entitled to any tax deduction. However, the exercise will result in an amount that is taken into account in computing the option holder’s alternative minimum taxable income. This amount will be equal to:

•	the fair market value of the shares on the exercise date, minus

•	the option exercise price.

EXHIBIT A

If the option holder exercises the options, holds the shares for the period required by law, and then sells the shares, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss.

If the option holder does not hold the shares for the period required by law, he or she generally will have ordinary income at the time of the early sale. The amount of ordinary income will be equal to:

•	the fair market value of the stock on the exercise date (or, if less, the sale price), minus

•	the option exercise price.

The company generally will be entitled to a tax deduction in that same amount. Any additional gain upon the sale generally will be taxed as capital gain.

Restricted Stock

Unless the recipient of restricted stock elects to be taxed when the shares are granted, there will be no federal income tax consequences to the recipient or to the company while the shares have vesting restrictions. Upon vesting, the recipient will have ordinary income. The amount of the income will be equal to the fair market value of the shares on the vesting date.

The income will be subject to tax withholding. The company generally will be entitled to a tax deduction in the amount of the recipient’s income. Upon any subsequent sale of the shares, any additional gain or loss recognized by the holder generally will be a capital gain or loss.

Other Benefits

In the case of an exercise of an SAR or an award of RSUs, performance stock, performance units, or common stock or cash, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized.

The taxation of an RSU can be voluntarily deferred to a later tax year if the holder makes a timely election to defer receipt of the shares or cash deliverable under the RSU. In that case, the shares or cash delivered under the RSU are not taxed until the date income is recognized by the recipient.

Million Dollar Deduction Limit

The company may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either the company’s chief executive officer or is one of the four other most highly-compensated officers for that taxable year as reported in the company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.

The company believes that stock options, performance stock, performance units, SARs, performance-based restricted stock and RSUs constitute qualified performance-based compensation and, as such, will be exempt from the $1 million limitation on deductible compensation.

EXHIBIT A

General

A new plan benefits table, as described in the federal proxy rules, is not provided because no grants have been made under the 2004 Plan and all awards are discretionary except certain equity grants to non-employee directors, as described above. If the 2004 Plan had been in effect in 2003, non-employee directors, as a group, would have been granted a total of 65,000 stock options and 58,113 shares of restricted stock. On March 18, 2004, the closing price of company common stock was $11.44. If the 2004 Plan had been in effect as of that date, all employees, non-employee directors and consultants of the company and its subsidiaries would have been eligible to receive awards under the 2004 Plan.

EXHIBIT B

DESCRIPTION OF CHARLES R. SCHWAB’S EMPLOYMENT AND LICENSE AGREEMENTS

This Exhibit B describes agreements with Charles R. Schwab relating to his employment and the use of the name “Schwab” by the company.

Employment Agreement

The company and Mr. Schwab entered into an amended employment agreement effective March 31, 2003. Stockholders approved the amended employment agreement. The amended agreement has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it.

The amended employment agreement provides for an annual base salary of $900,000, subject to annual review by the Board, and provides that Mr. Schwab will be entitled to participate in all compensation and fringe benefit programs made available to other executive officers, including stock-based incentive plans. Instead of participating in the executive bonus plans, Mr. Schwab’s annual bonus, if any, is computed as the amount of total cash compensation earned pursuant to a formula-based matrix, minus actual base salary paid during the year. This matrix measures our corporate performance according to one or more of the following: revenue growth, net revenue growth, operating revenue growth, consolidated pre-tax profit margin, consolidated pre-tax operating margin, consolidated after-tax profit margin, consolidated after-tax operating profit margin, client net new asset growth, stockholder return, return on assets, earnings per share, return on stockholder’s equity, and return on investment. For 2003, the Compensation Committee utilized net revenue growth and after-tax operating profit margin as the measures for corporate performance used in calculating Mr. Schwab’s annual bonus under the formula-based matrix. The committee has the authority to adjust the matrix periodically (except the committee may not change the matrix more than 90 days after the beginning of any fiscal year). The matrix cannot result in a payment that would cause Mr. Schwab’s total cash compensation for the year (base salary and bonus) to exceed $8,000,000.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause, before the expiration of the employment agreement. “Cause” is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the company.

“Involuntary termination” includes a material change in Mr. Schwab’s capacities or duties at the company. If an involuntary termination is not due to death, disability or “cause”:

•	Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation and benefit plans for which he was or would have been eligible (but excluding additional grants under stock incentive plans), and

•	all his outstanding, unvested awards under stock incentive plans will vest fully on the termination date.

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

•	his base salary and benefits, less any payments under the long-term disability plan, for a period of 36 months from the termination date, and

•	a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

If an involuntary termination is due to death, a lump sum payment will be made to Mr. Schwab’s estate equal to five times his then base salary.

EXHIBIT B

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the company, he will be entitled to receive his base salary up to the date of resignation, plus a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, if Mr. Schwab voluntarily resigns his employment, or his employment is involuntarily terminated, within 24 months of a change in control of the company, he will have the right (but not the obligation) to enter into a consulting arrangement with the company. Under that arrangement, Mr. Schwab would provide certain consulting services to the company for a period of five years for an annual payment equal to $1 million or 75% of his then base salary, whichever is less.

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the company during the term of the agreement and for a period of five years following a voluntary resignation of employment. (However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the company.)

License Agreement

The company and Charles Schwab & Co., Inc. also are parties to an assignment and license agreement with Mr. Schwab that was approved in July 1987 by the company’s non-employee directors. Under the agreement, Mr. Schwab has assigned to the company all service mark, trademark, and trade name rights to Mr. Schwab’s name (and variations on the name) and likeness. However, Mr. Schwab has retained the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that do not directly compete with any business in which the company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, as long as that use does not cause confusion about whether the company is involved with goods or services actually marketed by Mr. Schwab or by third parties unrelated to the company.

So long as Mr. Schwab does not cause actual confusion among clients, he will at all times be able to use his own name to identify himself, but not as a service mark, trademark or trade name in the financial services business. The assignment and license agreement defines the “financial services business” as the business in which Charles Schwab & Co., Inc. is currently engaged and any additional and related businesses in which that firm or the company is permitted to engage under rules and regulations of applicable regulatory agencies. The company’s ability to assign or license the right to use Mr. Schwab’s name and likeness is severely limited during Mr. Schwab’s lifetime.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the company or, after his employment terminates, while he is receiving compensation under an employment agreement with the company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the company and its subsidiaries cease using the name and likeness.

EXHIBIT C

DESCRIPTION OF LON GORMAN’S EMPLOYMENT AGREEMENT

This Exhibit C describes Lon Gorman’s employment agreement, which includes the Schwab Capital Markets Incentive Plan.

Employment Agreement

The company, Schwab Capital Markets L.P. and Mr. Gorman entered into an agreement effective July 2002 for his employment as Vice Chairman of the company and President of Schwab Capital Markets L.P. The employment agreement, which was approved by stockholders in May 2003, has a term of five years from its effective date.

The employment agreement provides for an annual base salary of $560,000, subject to annual review and adjustment by the company’s Chief Executive Officer and the Compensation Committee (provided, however, that Mr. Gorman’s base salary shall not be reduced below $560,000 except to the extent consistent with adjustments made to the base salaries of other current Vice Chair-level members of the Executive Committee of the company).

Mr. Gorman is eligible to participate in the company’s bonus plans, with a target annual bonus of 125% of his base salary. Mr. Gorman is also eligible to participate in the employee benefit plans and perquisites of the company comparable to those available to other Vice Chair-level members of the Executive Committee of the company.

The employment agreement provides for incentive compensation under the Schwab Capital Markets Incentive Plan, which was approved by stockholders in 2003. The target annual incentive compensation under the plan is $3 million, while the maximum annual incentive compensation payable to Mr. Gorman under the plan is $7 million. The first $1 million in such annual incentive compensation is payable in cash. Any amount of such annual incentive compensation above $1 million is paid 50% in cash and 50% in restricted shares of common stock. No payment would be required under the plan for any year unless Schwab Capital Markets L.P. attains the applicable threshold percentage of its financial goals established by the Compensation Committee for that year and Mr. Gorman is in charge of Schwab Capital Markets L.P. on the date payment would be due.

The employment agreement also provides that certain compensation and benefits will be provided to Mr. Gorman upon termination of the employment agreement without cause before the expiration of the employment agreement. “Cause” is defined to include the failure or refusal of Mr. Gorman to substantially perform his duties, gross negligence or willful misconduct in the performance of his duties, the commission of a felony, or misconduct that results in material harm to the company.

If the company or Schwab Capital Markets L.P. terminates the employment agreement without cause, Mr. Gorman will be entitled to receive:

•	any bonuses not yet paid under the company’s bonus plans or the Schwab Capital Markets Incentive Plan for the year prior to termination, and any prorated bonuses earned for the year in which the termination occurs,

•	his base salary for the three-year period following termination,

•	an additional $10 million,

•	an amount equal to three years of bonuses payable under the company’s bonus plans, based on his target bonus levels under those plans,

•	continued vesting of all outstanding stock options, restricted stock grants and other equity-based awards for the three-year period following termination,

EXHIBIT C

•	continuation of medical, dental and life insurance coverage for the three-year period following termination, and

•	various other benefits, including payment for unused vacation days through the date of termination.

If Mr. Gorman resigns his employment with “good reason,” he will be entitled to the same benefits outlined immediately above. If he resigns without “good reason,” he will, for one year following his resignation, receive his salary and be entitled to the continuation of his medical, dental and life insurance coverage, and he will be paid for his unused vacation days.

“Good Reason” is defined to include a material breach of his employment agreement by the company or Schwab Capital Markets L.P., a substantial diminution in Mr. Gorman’s duties, a relocation of Mr. Gorman’s principal place of business more than 25 miles from Jersey City, New Jersey without his consent, or a reduction in his base salary or bonus opportunity (unless the reduction similarly affects all other Vice Chair-level members of the company’s Executive Committee).

If Mr. Gorman’s employment terminates due to his death, his estate will be entitled to receive:

•	his base salary through the last day of the month in which his death occurs,

•	any bonuses not yet paid under the company’s bonus plans or the Schwab Capital Markets Incentive Plan for the prior fiscal year, and any prorated bonuses earned for the year in which the death occurs,

•	full and immediate vesting of all then outstanding stock options, restricted stock grants and other equity-based awards, which, in the case of stock options, shall remain exercisable for one year following the date of death (but not beyond their original term), and

•	various other benefits, including payment for unused vacation days through the date of death and payment under any plan providing life insurance benefits for Mr. Gorman.

If Mr. Gorman’s employment terminates due to his disability, Mr. Gorman will be entitled to receive:

•	his base salary through the date of termination,

•	any bonuses not yet paid under the company’s bonus plans or the Schwab Capital Markets Incentive Plan for the prior year, and any prorated bonuses earned for the year in which the termination occurs,

•	full and immediate vesting of all then outstanding stock options, restricted stock grants and other equity-based awards, which, in the case of stock options, shall remain exercisable for one year following the date of termination (but not beyond their original term), and

•	various other benefits, including payment for unused vacation days through the date of termination and payment under any plan providing disability insurance benefits to Mr. Gorman.

If the employment agreement is not earlier terminated, and Mr. Gorman retires as of the last day of the employment term, Mr. Gorman will receive his base salary for a one-year period following the retirement date, a bonus under the company’s bonus plans following the one-year anniversary of the retirement date, and vesting of any unvested shares of restricted stock granted under the Schwab Capital Markets Incentive Plan effective upon the one-year anniversary of the retirement date.

EXHIBIT C

The employment agreement prohibits Mr. Gorman from becoming associated with any business competing with the company, Schwab Capital Markets L.P. or their affiliates, or soliciting or hiring their employees, during his term of employment and for a period of one year following his termination.

The benefits payable in the case of termination of Mr. Gorman’s employment without cause or the resignation by Mr. Gorman with or without good reason are subject to Mr. Gorman’s signing a general release of claims against the company and observing the one-year non-competition and non-solicitation and various other restrictions in the employment agreement. The benefits payable to Mr. Gorman in the case of disability are subject to Mr. Gorman’s signing a general release. The benefits payable in the case of Mr. Gorman’s retirement as of the last day of his employment are subject to Mr. Gorman’s observing the one-year non-competition and non-solicitation and various other restrictions.

THE CHARLES SCHWAB CORPORATION

101 Montgomery Street

San Francisco, California 94104

(415) 627-7000

www.schwab.com

LGL-13902-05

THE CHARLES SCHWAB CORPORATION

2004 STOCK INCENTIVE PLAN

(Effective                 , 2004)

- i -

SECTION 8.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES	11
(a) Elections to Receive Awards		11
(b) Number and Terms of Awards		11

SECTION 9.	DEFERRAL OF AWARDS	11

SECTION 10.	DEFINED TERMS	12

- ii -

THE CHARLES SCHWAB CORPORATION

2004 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on March 10, 2004, subject to stockholder approval, which was obtained on              (the “Effective Date”). The purposes of The Charles Schwab Corporation 2004 Stock Incentive Plan (the “Plan”) are to promote the long-term success of The Charles Schwab Corporation (“Schwab” or the “Company”) and the creation of incremental stockholder value by (i) encouraging non-employee directors, employees and consultants to focus on long-range objectives, (ii) encouraging the attraction and retention of non-employee directors, employees and consultants with exceptional qualifications and (iii) linking non-employee directors, employees and consultants directly to stockholder interests by providing them stock options and other stock and cash incentives.

This Plan is a successor to The Charles Schwab Corporation 2001 Stock Incentive Plan, The Charles Schwab Corporation 1992 Stock Incentive Plan and The Charles Schwab Corporation Employee Stock Incentive Plan (the “Prior Plans”). As of the Effective Date, no further awards shall be made under the Prior Plans. However, unless a contrary rule is stated, the provisions of the Prior Plans shall continue to apply to awards granted to a participant under the Prior Plans prior to the Effective Date. In the event that this Plan is not approved by stockholders, awards shall continue to be made under the Prior Plans in accordance with their terms.

SECTION 2. ADMINISTRATION.

(a) Committee Composition. The Plan will be administered by a Committee (the “Committee”) of the Schwab Board of Directors (the “Board”) consisting of two or more directors as the Board may designate from time to time. The composition of the Committee shall satisfy such requirements as:

(i) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii) may be established by the stock exchange or stock market on which Schwab’s common stock may be listed pursuant to the rule-making authority of such stock exchange or stock market; and

(iii) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Committee Administration. The Committee shall have discretionary authority to construe and interpret the Plan and any benefits granted under the Plan, to establish, interpret and amend rules for Plan administration, to change the terms and conditions of options and other benefits at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of Schwab and its stockholders and in accordance with the purposes of the Plan, and shall be final and conclusive on all persons. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members in person or telephone. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants, except with respect to awards to officers subject to section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of section 162(m) of the Code (“Covered Employees”) and any reference in the Plan to the Committee shall include such officer or officers. Subject to the requirements of applicable law, the Committee may also authorize one or more officers of the Company to administer claims under the Plan. No member of the Committee shall be liable for any action that such member has taken or failed to take in good faith with respect to the Plan or any award under the Plan.

SECTION 3. PARTICIPANTS.

(a) General Rule. Participants may consist of all employees and consultants of Schwab and its subsidiaries, non-employee directors of the Board of Directors of Schwab (“Non-Employee Directors”) and non-employee directors of any subsidiary as determined by the Committee. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Schwab shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

(b) Non-Employee Directors. In addition to any awards that may be granted to them under Section 3(a), each Non-Employee Director shall be entitled to receive the following automatic awards:

(i) For each calendar year with respect to which he or she serves as a Non-Employee Director, each Non-Employee Director shall be granted on the date specified in subparagraph (iv) a stock option covering 5,000 shares of Schwab common stock that is subject to the terms described in subparagraph (v).

(ii) For each calendar year for which he or she serves as a Non-Employee Director, each Non-Employee Director shall be granted, on the date described in subparagraph (iv), Restricted Stock covering shares of Schwab common stock in an amount calculated by dividing $50,000 by the fair market value of a share of Schwab common stock on the date of grant, subject to vesting described in subparagraph (vi).

(iii) Upon joining the Board, each Non-Employee Director shall become entitled to receive a stock option covering 5,000 shares of Schwab common stock. Such stock option shall be granted on the date of the first meeting of the Board following the date such individual becomes a Non-Employee Director, shall be exercisable in full at all times during its term, and shall be subject to the conditions (other than date of grant) set forth in subparagraph (v).

(iv) The awards described in subparagraphs (i) and (ii) for a particular calendar year will be granted to each Non-Employee Director as of May 15 of each such year, and if May 15 is not a business day, then the award shall be granted on and as of the next succeeding business day.

(v) Each stock option shall be subject to the following terms and conditions:

(A) Each stock option shall be designated as a non-qualified stock option that is not intended to meet the specific requirements set forth in section 422 of the Code (“Nonqualified Stock Option”);

(B) The term of each Nonqualified Stock Option shall be 10 years; provided, however, that any unexercised Nonqualified Stock Option shall expire on the earlier of (1) the date 10 years after the date of grant; or (2) three (3) months following the date that the participant ceases to be a Non-Employee Director or an employee for any reason other than retirement (as defined in subparagraph (vi), below) death or disability. If a participant ceases to be a Non-Employee Director or employee on account of death or disability, any unexercised Nonqualified Stock Option shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such director, and if a participant ceases to be a Non-Employee Director or employee on account of retirement, any unexercised Nonqualified Stock Option shall expire on the earlier of the date 10 years after the date of grant or two years after the date of retirement of such director; and

(C) The exercise price under each Nonqualified Stock Option shall be equal to the fair market value on the date of grant as determined by the Committee.

(vi) The awards described in subparagraphs (i) and (ii) shall become vested and exercisable in accordance with the following schedule

1st anniversary of grant date	25%
2nd anniversary of grant date	50%
3rd anniversary of grant date	100%

Notwithstanding the foregoing, the awards described in subparagraphs (i) and (ii) shall be fully vested on the Non-Employee Director’s death, disability (as such term is defined in the applicable award agreement) or retirement from the Board. For purposes of this Section 3(b), “retirement” shall mean a Non-Employee Director’s resignation or removal from the Board at any time after he or she has either attained age 70 or completed five years of service as a Non-Employee Director.

SECTION 4. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. There is hereby reserved for issuance under the Plan an aggregate of:

(i) 45 million shares of Schwab common stock; plus

(ii) any shares of Schwab common stock subject to outstanding awards under the Prior Plans as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares); plus

(iii) any shares of Schwab common stock that were issued under the Prior Plan and are reacquired by Schwab after the Effective Date.

The aggregate maximum number of shares of Schwab common stock available under subparagraphs (ii) and (iii) is 150 million.

(b) Share Usage. If there is a lapse, expiration, termination or cancellation of any stock option issued under the Plan prior to the issuance of shares under the Plan or if shares of common stock are issued under the Plan and thereafter are reacquired by Schwab, the shares subject to those options and the reacquired shares shall be added to the shares available for benefits under the Plan. Shares covered by a benefit granted under the Plan or a Prior Plan shall not be counted as issued unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right shall be counted as issued only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of common stock exchanged by a participant as full or partial payment to Schwab of the exercise price under any Stock Option exercised under the Plan or a Prior Plan, any shares retained by Schwab pursuant to a participant’s tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available for benefits under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Schwab.

(c) Participant Limits. Under the Plan, no participant may receive in any fiscal year:

(i) Stock Options or SARs relating to more than 5 million shares, or

(ii) Restricted Stock, Restricted Stock Units, Performance Stock or Performance Units that are subject to the attainment of Performance Criteria described in Section 5(g) relating to more than 1 million shares.

(d) Adjustments. The shares reserved for issuance and the limitations set forth in this Section 4 shall be subject to adjustment in accordance with Section 6.

SECTION 5. AWARDS.

(a) General. Benefits under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, and Other Stock or Cash Awards, all as described below.

(b) Stock Options. Stock Options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an incentive stock option described in section 422(b) of the Code (an “Incentive Stock Option”); provided that only a common-law employee shall be eligible for the grant of an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the fair market value of Schwab’s common stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, shall be payable to Schwab in full by:

(i) cash payment or its equivalent;

(ii) surrendering, or attesting to the ownership of, shares of Schwab stock that are already owned by the participant provided that such action would not cause Schwab to recognize compensation expense (or additional compensation expense) with respect to the option for financial reporting purposes;

(iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Schwab the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to Schwab; and

(iv) such other methods of payment as the Committee, at its discretion, deems appropriate; provided, however, that no method of payment will be permitted if it would result in a violation of applicable law, as determined by the Committee in its sole discretion.

In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option. A Stock Option agreement may provide that a new Stock Option will be granted automatically to the participant when he or she exercises a prior Option and pays the exercise price in the form described in subparagraph (ii) above. The Committee may at any time (x) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (y) authorize a participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

(c) Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs for outstanding Stock Options. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of Schwab’s common stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for such term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the participant shall be entitled to receive payment from Schwab in an amount determined by multiplying the excess of the fair market value of a share of Schwab common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee.

(d) Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following (i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (ii) a requirement that the holder forfeit (or in the case of shares or units sold to the participant resell to Schwab at cost) such shares or units in the event of termination of employment during the period of restriction. All restrictions shall expire at such times as the Committee shall specify. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares or Schwab common stock or (c) any combination of both, as determined by the Committee. Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date in accordance with Section 9.

(e) Performance Stock. The Committee shall designate the participants to whom long-term performance stock (“Performance Stock”) or long-term performance units (“Performance Units”) are to be awarded and determine the number of shares or units, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock or Performance Units shall entitle the participant to a payment in the form of shares of common stock or cash (as provided in the award agreement) upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under Performance Stock or Performance Unit awards may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares or cash earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

(f) Other Stock or Cash Awards. In addition to the incentives described in subparagraphs (b) through (e) of this Section 5, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of Schwab and subject to such other terms and conditions as it deems appropriate.

(g) Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Stock or Cash Awards under the Plan may be made subject to the attainment of performance goals for a specified period of time relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, pre-tax adjusted income; adjusted operating income; cash flow; stockholder return; revenue; revenue growth; return on net assets; net income; net new assets; earnings per share; return on stockholders’ equity; or return on investment (“Performance Criteria”). Not later than the 90th day of such period, the Committee shall select the participants for such period and establish in writing (i) the objective performance goals for each participant for that period based on one or more of the Performance Criteria, (ii) the specific award amounts that will be paid to each participant if his or her performance goals are achieved, subject to the per-participant limit described in Section 4(c)(ii), and (iii) the method by which such amounts will be calculated. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal. The Committee shall determine and certify, for each participant, the extent to which the performance goals have been met and the amount of the award, if any, to be made.

SECTION 6. ADJUSTMENT OF SHARES.

(a) Adjustments. If Schwab shall at any time change the number of issued shares of common stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to an award in any fiscal year, and the number of shares covered by each outstanding award and the price therefor, if any, shall be equitably adjusted by the Committee, in its sole discretion. The Committee also may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding sentence) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all participants under the Plan.

(b) Corporate Transactions. In the event that the Schwab is a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (i) the continuation of the outstanding awards by Schwab, if Schwab is a surviving corporation, (ii) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards under this Plan, (iv) full exercisability or vesting and accelerated expiration of the outstanding awards or (v) settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards.

(c) Substitution and Assumption of Benefits. Without affecting the number of shares reserved or available hereunder the Board or the Committee may authorize the issuance of benefits under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Schwab or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate.

(d) Reservation of Rights. Except as provided in this Section 6, a participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by Schwab of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, kind or exercise price of shares subject to a Stock Option or other award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 7. TERMS OF AWARDS.

(a) Transferability. Except as otherwise determined by the Committee in the case of benefits other than Incentive Stock Options or SARs granted in tandem with Incentive Stock Options, each benefit granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, the exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution.

(b) Change in Control. The Committee (in its sole discretion) may determine at the time of (or at any time after) the grant of an award, that upon a Change in Control of Schwab, that any outstanding Stock Option or SAR shall become vested and exercisable; all restrictions on any Restricted Stock or Restricted Stock Unit shall lapse; all performance goals shall be deemed achieved at target levels and all other terms and conditions met; Performance Stock shall be delivered; a Performance Unit and Restricted Stock Unit shall be paid out as promptly as practicable; and any Other Stock or Cash Award shall be delivered or paid. A “Change in Control” shall mean the occurrence of any of the following events:

(i) Upon consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination:

(A) the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

(B) no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of Outstanding Common Stock or Outstanding Voting Securities existed prior to the Business Combination; and

(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii) If individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (A) an actual or threatened election contest with respect to the election or removal of directors; (B) an actual or threatened solicitation of proxies or consents; or (C) any other actual or threatened action by, or on behalf of, any Person other than the Board; or

(iii) Upon the acquisition after the Effective Date by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (i) above; or

(iv) The consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) Taxes. Schwab shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and Schwab may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of Schwab’s minimum statutory withholding obligation arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have Schwab withhold shares of common stock having a fair market value equal to such amount.

(d) Effective Date, Amendment and Termination. The Plan is effective on the Effective Date and shall automatically terminate one day before the 10th anniversary of the date on which the Board approved the Plan. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent. Stockholder approval shall be obtained for any Plan amendment to the extent necessary and desirable to comply with applicable laws, regulations or rules.

(e) Fair Market Value. The fair market value of Schwab’s common stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

(f) Dividend Equivalents. Any participant selected by the Committee, in its sole discretion, may be granted dividend equivalents based on the dividends declared on shares that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

(g) Other Provisions. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with applicable securities laws and stock exchange or stock market requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of common stock after exercise or vesting of benefits, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(h) Non-U.S. Employees. In the event any benefit under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(i) Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

SECTION 8. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Elections to Receive Awards. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from Schwab in the form of cash, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Other Stock or Cash Awards or a combination thereof, by completing the procedures prescribed by the Committee or its delegate. Such Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and Other Stock or Cash Awards shall be issued under the Plan. For purposes of this Section 8, the term “Non-Employee Director” shall also include a non-employee director of any Subsidiary, if the Committee has approved participation by such non-employee director in Schwab’s deferred compensation plan for directors.

(b) Number and Terms of Awards. The terms and the number of awards to be granted to Non-Employee Directors in lieu of annual retainers and meeting fees under this Section 8 shall be determined by the Committee or its delegate.

SECTION 9. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a participant to have cash or shares that otherwise would be paid to such participant as a result of the exercise or settlement of an award credited to a deferred compensation account established for such participant by the Committee as an entry on Schwab’s books. A deferred compensation account may be credited with interest or other forms of investment return, as determined by the Committee. A participant for whom such an account is established shall have no rights other than those of a general creditor of Schwab. Such an account shall represent an unfunded and unsecured obligation of

Schwab and shall be subject to the terms and conditions of the applicable agreement between such participant and Schwab. If the deferral or conversion of awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 9.

SECTION 10. DEFINED TERMS

Page
“Board”	1
“Code”	1
“Committee”	1
“Company”	1
“Covered Employees”	2
“Effective Date”	1
“Exchange Act”	1
“Incentive Stock Option”	5
“Non-Employee Directors”	2
“Nonqualified Stock Option”	3
“Performance Criteria”	7
“Performance Stock”	6
“Performance Units”	6
“Plan”	1
“SARs”	6
“Schwab”	1
“Business Combination”	8
“Change in Control”	8
“Incumbent Board”	9
“Outstanding Common Stock”	9
“Outstanding Voting Securities”	9
“Person”	10
“Prior Plans”	1

EMPLOYMENT AGREEMENT

This Agreement, as amended, is made and entered into effective as of March 31, 2003 by and between The Charles Schwab Corporation, a Delaware Corporation (hereinafter referred to as the “Company”), and Charles R. Schwab, an individual (hereinafter referred to as the “Executive”) .

WITNESSETH:

WHEREAS, the Company desires to reward the Executive for his continuing contribution to the Company and provide additional security for the Executive and to provide an inducement to the Executive to remain with the Company and not to engage in competition with it.

NOW THEREFORE, in consideration of the mutual obligations herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.	EMPLOYMENT

(a) The Company hereby employs the Executive to render services to the Company in the positions of Chairman of the Board in the capacity defined in the By-laws of the Company, as may be amended from time to time. The Executive shall perform such duties commensurate with his position and shall have authority and responsibility in working with the Chief Executive Officer, subject to the control of the Board of Directors, for the overall strategic direction and leadership of the Company.

(b) Throughout the term of this Agreement, the Executive shall devote his full business time and undivided attention to the business and affairs of the Company and its subsidiaries, except for reasonable vacations and except for illness or incapacity, but nothing in the Agreement shall preclude the Executive from devoting reasonable periods required for serving, as appropriate, on Boards of Directors of other companies, and from engaging in charitable and public service activities provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

2.	TERM

This Agreement shall commence on March 31, 2003, and shall continue through March 31, 2008, subject to the terms and conditions herein set forth. Beginning

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on March 31, 2004, and on each subsequent anniversary of this date, one year shall be added to the term of the Agreement, unless, prior to such anniversary, the Company or the Executive has notified the other party hereto that such extension will not become effective.

3.	COMPENSATION

For services rendered by the Executive during the term of this Agreement, and for his performance of all additional obligations of employment, the Company agrees to pay the Executive and the Executive agrees to accept the following salary, other compensation, and benefits:

(a) Base Salary. During the term of this Agreement, the Company shall pay the Executive in periodic installments, a base salary at the annual rate of $900,000, such base salary to be reviewed on March 31, 2004, and on each subsequent anniversary the Board may adjust it up or down, taking into account, among other things, individual performance, competitive practice, and general business conditions.

(b) Annual Incentive. In addition to the base salary provided in Section 3(a) above, the Executive shall be eligible to receive an annual incentive award based upon the Company’s attainment of pre-established performance targets relative to specified performance standards. The performance standards upon which annual incentive payments will be earned shall be adopted at the beginning of each year by the Compensation Committee of the Board of Directors (the “Committee”), to be selected by the Committee from among the following: revenue growth, net revenue growth, operating revenue growth, consolidated pretax profit margin, consolidated pretax operating margin, consolidated after-tax profit margin, consolidated after-tax operating profit margin, customer net new asset growth, stockholder return, return on assets, earnings per share, return on equity, and return on investment.

For each fiscal year during the term of this Agreement, the Executive’s incentive opportunity shall be computed as the amount of total cash compensation earned pursuant to the formula-based matrix, which shall be adopted each year by the Compensation Committee of the Board of Directors of the Company, minus the Executive’s actual base salary paid during that year. For the 2003 fiscal year, the target total annual cash compensation amount (including base salary) is $5,400,000; therefore, the incentive target is $4,500,000 for achieving specified objectives (see above).

The formula-based matrix, as amended at the sole discretion of the Committee, shall be the sole basis for determining the Executive’s annual

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incentive award. The Committee shall annually review and approve the performance standards and targets with respect to the Executive’s incentive opportunity, which review and approval shall be completed no later than the 90th day of the Company’s fiscal year for which such incentive opportunity may be earned.

Notwithstanding anything to the contrary, the Executive’s maximum annual cash compensation (including base salary and annual incentive) may not exceed $8,000,000.

(c) Long-Term Incentive. The Executive will be considered for stock options in accordance with the Company’s 2001 Stock Incentive Plan, as amended, or any successor thereto (“Stock Option Program”) and any other long-term incentives offered to other executives of the Company from time to time during the term of this Agreement.

(d) Benefits. The Executive shall be entitled to participate, as long as he is an employee of the Company, in any and all of the Company’s present or future employee benefit plans, including without limitation pension plans, thrift and savings plans, insurance plans, and other benefits that are generally applicable to the Company’s executives; provided, however, that the accrual and/or receipt by the Executive of benefits under and pursuant to any such present or future employee benefit plan shall be determined by the provisions of such plan.

(e) Perquisites. The Executive will be provided such additional perquisites as are customary for senior level executives of the Company provided that each perquisite is approved by the Board of Directors.

(f) Business Expenses. The Executive will be reimbursed for all reasonable expenses incurred in connection with the conduct of the Company’s business upon presentation of evidence of such expenditures, including but not limited to travel expenses incurred by the Executive in the performance of his duties, security for the Executive, his family, and principal residence, professional organization dues, and club initiation fees, dues and expenses.

(g) Any annual incentive award earned by Executive under this Section 3 shall be paid as soon as reasonably practical after the end of the Company’s fiscal year end; provided, however, that if any such payment would be nondeductible to the Company under Internal Revenue Code Section 162(m), then any nondeductible amounts shall be deferred from year to year until the payment of such amounts is deductible by the Company.

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4.	TERMINATION OF EMPLOYMENT

(a) Resignation. Notwithstanding Section 2 hereof, this Agreement may be terminated by the Executive at any time upon six (6) months written notice of resignation by the Executive to the Company, and in such event any payments pursuant to Section 3 and 4 of this Agreement shall automatically terminate (except for the Company’s obligations relating to voluntary termination under its compensation and benefit plans, as specified in the various plan documents, and the Executive’s obligations set forth in Section 5). Subsequent payments may be made to the Executive as provided pursuant to Section 6 of this Agreement.

(b) Termination by the Company Other Than for Cause. Termination of the Executive by the Company other than for Cause, as defined in Section 4(c) below, shall cause the Company to make payments to the Executive hereunder pursuant to the provisions of this Section 4(b). Such a termination shall require at least sixty (60) business days’ prior notice and must be signed by at least three-fourths (3/4) of all the non-employee members of the Board of Directors.

Notwithstanding anything to the contrary contained in the Stock Option Program or any agreement or document related thereto, the Executive’s total outstanding and unvested shares and/or options under the Stock Option Plan shall at the date of termination be deemed to be 100% vested. No further grants of stock or options shall be made under the Plan after such termination.

With respect to base salary and annual incentive compensation, the Company’s obligation shall be to pay the Executive, according to the terms of this Agreement and for a period of thirty-six (36) months, an amount equal to the annual salary and incentive paid to the Executive [at the bonus level for the year prior to which such termination occurs unless performance of the Company as defined in the matrix referenced in Section 3(b) is better in the year of termination, in which event such bonus shall be based on the matrix calculation as described in Section 3(b)], such annual amounts to be paid in equal monthly installments.

During the 36-month severance payment period, the Executive shall be entitled to all payments, benefits and perquisites as provided for in this Agreement, and office space and secretarial support comparable to that provided to the Executive during his employment by the Company. The Executive shall be entitled to all payments and benefits as provided for in this Section for a period of thirty-six (36) months.

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If the Board of Directors fails to reelect the Executive to a position comparable to that described in Section 1(a) of this Agreement or, without terminating the Executive’s employment, removes the Executive from his position for reasons other than Cause, substantively reduces the Executive’s duties and responsibilities, reduces his pay and/or benefits without the written consent of the Executive, forces relocation, or requires excessive travel, then the Executive may, by notice to the Company, treat such action or removal as a termination of the Executive by the Company pursuant to this Section 4(b).

In the event of the Executive’s death before the completion of the payments pursuant to this Section 4(b), the remaining payments hereunder shall be made to the beneficiary or beneficiaries designated by the Executive to the Company in writing or, absent such a designation, to his estate.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment for Cause if the Executive has committed a felonious act, or the Executive, in carrying out his duties hereunder has been willfully and grossly negligent or has committed willful and gross misconduct resulting, in either case, in material harm to the Company. An act or omission shall be deemed “willful” only if done, or omitted to be done, in bad faith and without reasonable belief that it was in the best interest of the Company. In the event of termination of the Executive by the Company for Cause, the Executive shall no longer be entitled to receive any payments or any other rights or benefits under this Agreement.

(d) Disability. In the event the Executive’s employment terminates due to total and permanent disability (for the purposes of this Agreement “disability” shall have the same meaning as applies under the Company’s Long-Term Disability Plan), he will continue to receive the same base salary and benefits which he was receiving prior to such disability for 36 months, offset by payments under the Company’s Long-Term Disability Plan. In addition, he shall receive a pro-rated annual incentive payment for the year in which is employment is terminated, based on the formula described in Section 3(b).

(e) Death. In the event of the death of the Executive during the term of this Agreement, the rights and benefits under employee benefit plans and programs of the Company, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs as in effect on his date of death. In such event, the Company shall pay in a lump sum to the Executive’s estate an amount equal to five

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times the then current rate of the Executive’s base salary, and no further payments shall be required pursuant to this Agreement.

(f) Change in Control. In the event of a change in control of the Company, as set forth below, the Executive may at any time and in his complete discretion during a 24-month period following a change in control, elect to terminate his employment with the Company. For purposes of this Agreement, a “change in control” shall mean a change in ownership of the Company that would be required to be reported in response to Item 1(a) of a Current Report on Form 8-K pursuant to the Securities and Exchange Act of 1934 (“Exchange Act”), as in effect on the date hereof, except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Employer or the Company (“Voting Stock”) prior to said combination, own 75% or more of the resulting entity’s Voting Stock shall not be considered a change in control for the purposes of this Agreement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company is or becomes the beneficial owners (as that is used in Section 13(d) of the Exchange Act), directly or indirectly, of 30% or more of the Voting Stock of the Company or its successor; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (“Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided, however, that any person becoming a director of the Company after the beginning of the period whose election was approved by a vote of at least three-quarters of the directors comprising the incumbent Board shall, for the purposes hereof, be considered as though he were a member of the incumbent Board; or (iii) there shall occur the sale of all or substantially all of the assets of the Company. Notwithstanding anything in the foregoing to the contrary, no change in control of the Company shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a group of persons which includes the Executive acquiring, directly or indirectly, more than 30 percent of the combined voting power of the Company’s outstanding securities. If any of the events constituting a change in control shall have occurred during the term hereof, the Executive shall be entitled to the privilege provided in subparagraph (f) herein to terminate his employment.

Any termination by the Executive pursuant to this Section shall be communicated by a written “Notice of Termination.”

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If, following a change in control, the Executive shall for any reason voluntarily terminate his employment during the 24-month period following a change in control, then the Company shall pay base salary up to the date of termination and a prorated annual incentive award based on the calculated bonus for the year in which termination occurred, as defined in Section 3(b), in a lump sum on the thirtieth (30th) day following the Date of Termination.

5.	COVENANT NOT TO COMPETE

(a) As a material inducement to the Company’s entering into this Agreement, the Executive agrees that during the term of this Agreement, he will not become associated with, render service to or engage in any other business competitive with any existing or contemplated business of the Company or its subsidiaries, except that the Executive may serve as a member of the board of directors of other companies or organizations, provided that he provides written notice to the Board of each significant activity, and that he will do nothing inconsistent with his duties and responsibilities to the Company.

(b) If the Executive voluntarily resigns from the employ of the Company prior to the expiration of the term of this Agreement, he specifically agrees that for a period of five (5) years commencing with the date of his voluntary resignation he will not engage in or perform any services either on a full-time or a part-time or on a consulting or advisory basis for any business organization that is in competition with the Company at the time such services are being performed by Executive, with the exception that this Section 5(b) shall not apply in the event the Executive resigns voluntarily following a change in control of the Company as defined in Section 4(f).

(c) The Executive will not at any time, whether while employed by the Company or after voluntary or involuntary termination or after retirement, reveal to any person, firm or entity any trade or business secrets or confidential, secret, or privileged information about the business of the Company or its subsidiaries or affiliates except as shall be required in the proper conduct of the Company’s business.

6.	CONSULTING ARRANGEMENT

Following a voluntary termination of employment pursuant to Section 4(a) and 4(f), or an involuntary termination subsequent to a change in control of the Company, for any reason but during a 24-month period following a change in control as defined in Section 4(f), after the Executive ceases to render services as the Chairman, he may in his sole discretion elect to act as a consultant to the

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Company for a period of five (5) years. During this period of consulting services, the Executive shall, at reasonable times and places, taking into account any other employment or activities he may then have, hold himself available to consult with and advise the officers, directors, and other representatives of the Company. As compensation therefore, the Executive shall be entitled to receive, and Company shall pay, an annual amount equal to seventy-five percent (75%) of his annual base salary rate in effect immediately prior to his termination of employment, but in no event an annual amount to exceed $1,000,000, for each year of such period, payable in equal monthly installments.

7.	WITHHOLDING

All amounts payable hereunder which are or may become subject to withholding under pertinent provisions of law or regulation shall be reduced for applicable income and/or employment taxes required to be withheld.

8.	MISCELLANEOUS

(a) This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of the Executive and constitutes the entire Agreement with respect thereto; provided, however, that nothing contained herein shall supercede that certain Assignment and License Agreement entered into as of March 31, 1987, as amended. This Agreement cannot be altered or terminated orally and may be amended only by a subsequent written agreement executed by both of the parties hereto or their legal representatives, and any material amendment must be approved by a majority of the voting shareholders of the Company.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(c) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. In that this constitutes a personal service agreement, it may not be assigned by the Executive and any attempted assignment by the Executive in violation of this covenant shall be null and void.

(d) For the purpose of this Agreement, the phrase “designated beneficiary or beneficiaries” shall include the estates of such beneficiaries in the event of their death before the receipt of all payments under this Agreement and shall also include any alternate or successor beneficiaries designated in writing to the Company by the Executive.

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(e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions, which shall remain in full force and effect.

(f) The Section and Paragraph headings contained herein are for reference purposes only and shall not in any way affect the meanings or interpretation of this Agreement.

(g) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrators award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

(h) Any notices, requests or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

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Company:
ATTEST		THE CHARLES SCHWAB CORPORATION

By:	Carrie Dwyer	By:	Mary McLeod

Corporate Secretary		Title:	Executive Vice President - Human Resources

		Executive:	/s/ Charles R. Schwab

Charles R. Schwab

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EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into as of this          day of             , 2002 (the “Effective Date”) by and among The Charles Schwab Corporation, a Delaware corporation (“TCSC”), Schwab Capital Markets, L.P., a New Jersey limited partnership (“SCM”) and Lon Gorman, an individual (“Executive”).

R E C I T A L S

A.	Executive commenced employment with TCSC as Executive Vice President on June 10, 1996 and since then has been serving TCSC and SCM in various capacities, including but not limited to serving as Vice Chairman — Enterprise President of SCM (the “SCM President”) since August 1, 1999.

B.	Executive desires to continue to serve TCSC and SCM and TCSC and SCM desire to continue to so employ Executive and secure Executive’s agreement, inter alia, not to compete with TCSC, SCM and/or their affiliates or subsidiaries for the period and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

AGREEMENT

1. Employment. TCSC hereby employs Executive as Vice Chairman and Executive Vice President and SCM hereby employs Executive as SCM President and Executive hereby agrees to serve in those positions or in such other comparable or higher officer position to which he may be appointed or assigned by the Co-Chief Executive Officers of TCSC during the Employment Term (as defined below). Executive shall report to the President & Co-Chief Executive Officer of TCSC, or to such other more senior person or persons within SCM, Charles Schwab & Co. (“Schwab”) or TCSC as may be designated by the Board of Directors of TCSC (“the Board”).

2. Employment Term. The term of Executive’s employment under this Agreement shall be for a period of five (5) years commencing on the Effective Date, unless earlier terminated pursuant to Section 7 of this Agreement (the “Employment Term”).

3. Duties and Responsibilities. During the Employment Term, Executive shall have responsibilities, duties and authority reasonably accorded to and expected of a Vice Chairman and Executive Vice President by TCSC and responsibilities, duties and authority reasonably accorded to and expected of the SCM President by SCM. During the Employment Term, Executive shall devote all of his business time, ability, attention, energy, knowledge and skill to performing all such duties and responsibilities as are reasonably assigned or delegated to him by the Co-Chief Executive Officers of TCSC, including but not limited to serving as the chief executive officer of SCM. Executive agrees to use his best efforts to perform such duties and responsibilities. Executive further agrees that during the Employment Term he shall not, without the prior written consent of the Co-Chief Executive Officers of TCSC and the

Compliance Department of TCSC: (i) render to any other person or entity services of any kind or engage in any other business activity, whether for compensation or otherwise (except for services provided to Executive’s friends and/or family members or non-profit, educational, charitable or religious organizations), or (ii) serve on any board of directors; provided that Executive may serve on the boards of directors of non-profit, educational, charitable or religious organizations without such prior written consent, so long as the fact of any such board service is disclosed by Executive in writing to the Co-Chief Executive Officers of TCSC and so long as the extent of any such service does not violate any material SCM, Schwab or TCSC policy applicable to such practices, or materially interfere with Executive’s performance of his duties and responsibilities under this Agreement, or conflict in any way with the business of SCM, Schwab, TCSC and/or any of their respective affiliates and subsidiaries.

4. Compensation. For all services rendered by Executive during the Employment Term in any capacity to SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries, including, without limitation, services as an officer, director, or member of any committee (including, without limitation, services as a member of the Executive Committee of TCSC), Executive shall be compensated as follows:

(a) Base Salary. During the Employment Term, Executive shall receive a gross base salary of $560,000 on an annualized basis to be paid in equal installments twice every month (or otherwise in accordance with changes to SCM’s payroll practices), from which SCM shall withhold and deduct all applicable federal and state taxes and authorized deductions as required or permitted by applicable laws (“Base Salary”). Executive’s Base Salary shall be reviewed and is subject to adjustment annually by the Co-Chief Executive Officers of TCSC and the Compensation Committee of the Board, in their sole and absolute discretion, provided that Executive’s Base Salary shall not be reduced below $560,000 except to the extent consistent with adjustments made to the base salaries of the other current Vice Chair-level members of the Executive Committee of TCSC.

(b) Executive Committee Bonus. During the Employment Term, Executive shall be eligible to participate in TCSC’s Corporate Executive Bonus Plan and Annual Individual Incentive Performance Plan (collectively, the “Executive Committee Bonus Plans”), as such plans may be amended from time to time by TCSC in its sole and absolute discretion, on a basis comparable to the other Vice Chair-level members of the Executive Committee of TCSC. Pursuant to the terms and conditions of the current Executive Committee Bonus Plans, true and correct copies of which are attached hereto as Exhibits A-1 and A-2, respectively, Executive shall be eligible to earn an aggregate annual bonus under such plans with a current target of 125% of his Base Salary, from which SCM shall withhold and deduct all applicable federal and state taxes and authorized deductions as required or permitted by applicable laws (the “Executive Committee Bonus”). The amount of the Executive Committee Bonus, if any, awarded to Executive for any calendar year during the Employment Term will be determined by the Co-Chief Executive Officers of TCSC and the Compensation Committee of the Board, in their sole and absolute discretion, on the basis of: (A) Executive’s performance in managing the non-SCM business units for which he is responsible and (B) Executive’s contribution to the overall management of TCSC as a member of the Executive Committee. The Executive Committee Bonus paid to Executive, if any, for any calendar year during the Employment Term will be paid on or before February 28th of the following year, on the condition Executive is actively

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employed with TCSC and SCM on that date, except as otherwise specifically provided in Section 7, below. Executive acknowledges and agrees that nothing in the Executive Committee Bonus Plans, this Section 4(b) or elsewhere in this Agreement, or in any other agreement between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries is intended to or does guarantee Executive any minimum Executive Committee Bonus during the Employment Term (except as otherwise specifically provided in Section 7, below) and nothing in the Executive Committee Bonus Plans, this Section 4(b) or elsewhere in this Agreement, or in any other agreement between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries is intended to or does affect the manner in which Executive’s Executive Committee Bonus is determined under the Executive Committee Plans, other than to specify a current target bonus of 125% of Executive’s Base Salary for purposes of the Executive Committee Bonus Plans. In no event shall Executive’s target bonus percentage of base salary be reduced below 125% unless the other current Vice-Chair-level member of the Executive Committee of TSCS receive comparable reductions.

(c) SCM Incentive. Subject to the TCSC stockholder approval described in Section 4(f), below, during the Employment Term Executive shall be eligible to participate in the Schwab Capital Markets Incentive Plan (“SCM Incentive Plan”), which shall be reviewed on an annual basis and which may be amended by TCSC with the written consent of Executive, which shall not be unreasonably withheld, to reflect SCM’s current business plan, financial goals or other business objectives. TCSC agrees to submit the SCM Incentive Plan for the Employment Term to the 2003 annual meeting of TCSC stockholders for their approval. Pursuant to the terms and conditions of the current SCM Incentive Plan, a summary of which is attached hereto as Exhibit B, Executive shall be eligible to earn additional annual incentive compensation based on the financial performance of SCM and other related capital markets businesses for which Executive is responsible, from which SCM shall withhold and deduct all applicable federal and state taxes and authorized deductions as required or permitted by applicable laws (the “SCM Incentive”). The SCM Incentive, if any, awarded to Executive in any calendar year during the Employment Term will be awarded by the Compensation Committee of the Board, currently calculated in the manner described on Exhibit C on the basis of SCM’s financial performance as measured by its Actual Adjusted Pre-Tax Contribution Margin for the combined performance of all related capital markets businesses for which Executive is responsible. For purposes of illustration and for calendar year 2002 only (as baselines necessarily will change, upwards or downwards, as reasonably determined by the parties hereto, for purposes of calculating Actual Adjusted Pre-Tax Contribution Margins in subsequent years), an SCM Incentive Illustration is attached hereto as Exhibit C. As set forth more fully on Exhibit C, Executive’s current target SCM Incentive is $3 million; provided, however, that: (i) no SCM Incentive will be paid to Executive with respect to any calendar year in which SCM fails to attain the applicable threshold percentage of its financial goal (currently, 80% of its Adjusted Pre-Tax Contribution Margin goal of $138.8 million); (ii) any SCM Incentive paid to Executive shall be pro-rated by the Compensation Committee of the Board in its sole and absolute discretion for Actual Adjusted Pre-Tax Contribution Margin between stated levels and for partial years worked by Executive, except that 2002 shall not be considered a partial year and should not be pro-rated as a result of this Agreement’s execution date; and, (iii) the maximum gross amount of SCM Incentive payable to Executive in any calendar year during the Employment Term is $7 million. The SCM Incentive payable to Executive, if any, with respect to any calendar year during the Employment Term shall be paid and/or granted on or before February 28th of the following year, on the

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condition Executive is actively employed with TCSC and SCM on that date, except as otherwise specifically provided in Section 7, below. The initial $1 million gross of any SCM Incentive payable to Executive in any calendar year during the Employment Term shall be paid entirely in cash; any amount of SCM Incentive payable to Executive in any calendar year during the Employment Term above $1 million gross shall be paid 50% in cash and 50% in equivalent grants of restricted shares of TCSC common stock. The number of restricted shares so granted to Executive, if any, shall be determined by TCSC on the date of grant by dividing the applicable gross dollar value of Executive’s SCM Incentive by the average of the high and low price of TCSC common stock on the date of grant. Fifty percent (50%) of the restricted shares subject to any such grant shall vest on the second anniversary of the date of the grant and the remaining 50% shall vest on the third anniversary of the date of the grant, provided in each case that Executive is actively employed by TCSC and SCM on such date, except as otherwise specifically provided in Section 7, below. SCM, TSCS and Executive hereby acknowledge and agree that if SCM’s financial performance attains the applicable threshold percentage of the adjusted pre-tax contribution margin goal specified in the SCM Incentive Plan, as it may be amended during the Employment Term in accordance with this Section 4(c), then he shall be entitled to the corresponding SCM Incentive amount specifically allocated thereto; provided, however, that, except as provided in this sentence or in Section 7 below, nothing in the SCM Incentive Plan, this Section 4(c) or elsewhere in this Agreement, or in any other agreement between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries otherwise is intended to or does guarantee him any minimum SCM Incentive during the Employment Term. Notwithstanding any other provision of this Agreement, in no event shall the SCM Incentive Plan, the manner in which the SCM Incentive Bonus is calculated (as described in Exhibit C), including the threshold percentages listed on Exhibit C, or the Executive’s target SCM Incentive be altered, amended, terminated or changed in any way without the Executive’s written consent (which shall not be unreasonably withheld).

(d) Participation in The Charles Schwab Corporation Stock Programs. Subject to the approval of, and on the terms and conditions set out by, the Compensation Committee of the Board, Executive may be granted options to purchase common stock of TCSC from time to time during the Employment Term pursuant to the stock plans, agreements and programs applicable to Executive Committee members at the same corporate title and grade level. Any such option granted shall have a ten-year term, an exercise price equal to the closing price of TCSC common stock on the date of grant, and a vesting schedule consistent with similar options granted to other Executive Committee members. Any options granted shall be pursuant to and governed by the terms of the stock plans, agreements and programs then in effect and applicable to Executive Committee members at the same corporate title and grade level.

(e) Reimbursement of Expenses. During the Employment Term, Executive shall be entitled to receive prompt reimbursement for all properly documented travel, entertainment and other expenses properly incurred by him in connection with his employment by TCSC and SCM in accordance with their policies.

(f) SCM Incentive Subject to TCSC Stockholder Approval. Executive acknowledges and agrees that notwithstanding anything to the contrary in the SCM Incentive Plan, this Section 4 or elsewhere in this Agreement, or in any other agreement between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries, the

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Executive’s eligibility for and/or receipt of (and any obligation of SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries to pay or otherwise provide to Executive) any SCM Incentive pursuant to Section 4(c) above with respect to any calendar year after 2002 is expressly contingent upon the approval by a majority of TCSC’s stockholders at TCSC’s 2003 annual meeting, of a proposal to approve the SCM Incentive Plan and payments for the Employment Term which may become payable to Executive as described in Section 4(c) above. SCM, TCSC and Executive also acknowledge and agree that, if a majority of TCSC’s stockholders fails to approve such a proposal at the TCSC 2003 annual meeting, then, other than with respect to the payments provided in Section 7 below, the SCM Incentive Plan and Section 4(c), above, shall be null and void and of no further force and effect with respect to any calendar year after 2002 and that the compensation (but not the severance) payable to Executive under this Agreement after 2002 for all services rendered by Executive during the Employment Term in any capacity to SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries shall be determined without regard to the SCM Incentive Plan or Section 4(c), above.

5. Benefits.

(a) Employee Benefits and Perquisites. During the Employment Term, Executive shall be eligible to participate in those employee benefit plans and perquisites of Schwab or TCSC comparable to those available to other Vice Chair-level members of the Executive Committee of TCSC, provided that such benefits and perquisites may be amended, revised or eliminated by Schwab or TCSC from time to time in its sole and absolute discretion.

(b) Vacation and Sick Leave. During the Employment Term, Executive shall be entitled to accrue paid vacation and sick leave consistent with policies of Schwab or TCSC applicable to other Vice Chair-level members of the Executive Committee of TCSC, provided that such policies may be amended, revised or eliminated by Schwab or TCSC from time to time in its sole and absolute discretion.

6. Non-Competition, Non-Solicitation, Confidentiality and Assignment of Developments. As a material inducement to cause TCSC and SCM to employ Executive hereunder and in consideration of TCSC’s and SCM’s employment of Executive hereunder, Executive hereby covenants and agrees as follows:

(a) At all times during Executive’s employment with SCM and/or TCSC and for a period of one (1) year subsequent to the termination of Executive’s employment with SCM and/or TCSC for any reason, Executive shall not, directly or indirectly, alone or with others, on his own behalf or on behalf of another:

(i) enter the employ of or render any services to any person, joint venture, partnership, firm, corporation, limited liability company or other entity other than SCM, Schwab, TCSC or any of their respective affiliates or subsidiaries (each, a “Schwab Entity”; collectively, the “Schwab Entities”), engaged in the business or businesses of the trading, sales, research and/or underwriting of equity and/or equity-related instruments, including without limitation option trading, market-making activities and/or electronic program trading, and/or

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fixed income trading, sales and/or underwriting, including without limitation UIT’s and/or exchange-traded funds (“Competitive Business”);

(ii) engage in, participate in, assist in or otherwise benefit from any Competitive Business; or

(iii) continue to be or become interested in any Competitive Business, directly or indirectly, in any capacity or in any relationship with any other person or entity (other than any Schwab Entity) whether as an individual, partner, member, shareholder, director, officer, principal, agent, employee, trustee, or consultant; provided, however, that nothing contained in this Agreement shall be deemed to prohibit Executive from acquiring, solely as an investment, shares of capital stock of any corporation which are publicly traded so long as Executive does not thereby own more than five percent (5%) of the outstanding shares of such corporation.

(b) At all times during Executive’s employment with TCSC and/or SCM and for a period of one (1) year subsequent to the termination of Executive’s employment with TCSC and/or SCM for any reason, Executive shall not, directly or indirectly, alone or with others, on his own behalf or on behalf of another:

(i) contact or solicit any person or entity who at such time is or, during the twelve (12) months prior to such time was, employed by or engaged as a consultant under contract to any Schwab Entity for the purpose of hiring that person or entity on behalf of any person or entity other than a Schwab Entity, or otherwise encouraging that person or entity to leave the employment of any Schwab Entity;

(ii) hire on behalf of any person or entity other than a Schwab Entity any person or entity who at such time is, or during the 12 months prior to such time was, employed by or engaged as a consultant under contract to any Schwab Entity; or

(iii) solicit for the benefit or account of any person or entity other than a Schwab Entity, any person or entity who at such time is, or during the 12 months prior to such time was, a customer of any Schwab Entity.

(c) During and at all times following the Employment Term, Executive shall keep secret and retain in the strictest confidence all confidential matters and information relating to the Schwab Entities and/or any of their respective customers, including, without limitation, trade secrets, proprietary information, “know-how”, “show-how”, customer identities, information or lists, pricing policies, account and pricing valuation methods, operating methods or procedures, marketing plans or strategies, product development techniques or plans, designs or design projects, technical processes, formulae, source codes, inventions and research projects learned by him prior to and during his employment with TCSC and/or SCM (“Confidential Information”). Executive shall not disclose such Confidential Information to anyone other than authorized personnel of the Schwab Entities, or use such Confidential Information for his own benefit or for the benefit of any person or entity other than the Schwab Entities, except as required in the course of performing his duties as an employee of SCM and/or TCSC or as required by law, or if such matters become generally available to the public other than by (i)

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disclosure by Executive or anyone else owing a duty of confidentiality to any Schwab Entity, provided Executive has or reasonably should have actual or constructive knowledge that such disclosure was made in breach of such other person’s duty of confidentiality, or (ii) Executive’s failure to put in place adequate protections to prevent disclosure of Confidential Information. In the event that Executive is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, Executive shall provide TCSC and SCM, to the extent permitted by law, with prompt notice of such request or order so that TCSC and SCM or any of the other Schwab Entities may seek to prevent such disclosure. In the case of any disclosure required by law, Executive shall disclose only that portion of the Confidential Information he is required to disclose.

(d) Executive agrees that any and all inventions, ideas, discoveries, improvements, processes, developments, designs, “know-how”, “show-how”, data, computer programs, algorithms, formulae, works of authorship, work modifications, trademarks, trade names, documentation, techniques, designs, methods, trade secrets, technical specifications, technical data, concepts, expressions and all other intellectual property rights or other developments whatsoever (collectively, “Developments”), whether or not patentable or registrable under copyright, trademark, or similar statutes or subject to analogous protection, made, authored, discovered, reduced to practice, conceived, developed or otherwise obtained by Executive (alone or jointly with others, whether during business hours or otherwise and whether on any Schwab Entity’s premises or otherwise) during his employment with TCSC and/or SCM, and arising from or relating to such employment or the business of any Schwab Entity, or made using any Schwab Entity’s time, materials or facilities (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) shall be promptly and fully disclosed to TCSC and/or SCM and to no one else and are and shall be the sole property of TCSC and/or SCM and/or its or their nominees or assigns as “works made for hire” (as that term is used under U.S. copyright law) or otherwise, and TCSC and/or SCM and/or its or their nominees or assigns shall be the sole owner of all patents, copyrights, and other rights in or connected with such Developments. Executive agrees that all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any Developments are and shall be the sole and exclusive property of TCSC and/or SCM. To the extent any Developments are not or are deemed not to be works made for hire, Executive hereby assigns to TCSC and SCM without further compensation all right, title and interest he has or may have in any Developments at that time or thereafter and agrees that he shall acquire no rights during the course of his employment with TCSC and SCM with respect to Developments. During and after his employment with TCSC and SCM, Executive shall assist TCSC and SCM and/or their nominees or assigns (without charge but at no expense to Executive) to obtain and maintain or enforce any patents, copyrights, mask works or other rights or protections relating to such Developments in all countries. Executive irrevocably designates and appoints TCSC, SCM and their duly authorized officers and agents as his agent and attorney-in-fact to execute and file any and all applications and other necessary documents and to do all other lawfully permitted acts to further the prosecution, issuance or enforcement of patents, copyrights, trade secrets and similar protections related to such Developments with the

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same legal force and effect as if Executive had executed them himself. Executive represents and agrees that Exhibit D hereto sets forth all inventions (whether patentable or not), patents, trade secrets, trademarks, trade names, copyrights, and other intellectual property owned by Executive before entering into employment with TCSC and SCM hereunder. Executive will not assert any rights in or to any inventions, patents, trade secrets, trade names, copyrights and other intellectual property unless they are identified on Exhibit D.

(e) Executive acknowledges and agrees that the restrictions contained in this Section 6 are material inducements to TCSC’s and SCM’s employment of Executive hereunder. Executive further acknowledges that the restrictions contained in this Section 6 are reasonable in scope and duration, will not prevent him from earning a livelihood during the applicable period of restriction, are necessary to protect the legitimate interests of the Schwab Entities, and that any breach by Executive of any provision contained in this Section 6 will result in immediate irreparable injury to TCSC, SCM and/or the other Schwab Entities for which a remedy at law would be inadequate. Accordingly, Executive acknowledges that TCSC, SCM and/or such other Schwab Entity, shall be entitled to seek permanent injunctive relief against Executive in the event of any breach or threatened breach by Executive of the provisions of this Section 6, in addition to any other remedy that may be available to TCSC, SCM and/or such other Schwab Entities whether at law or in equity. The provisions of this Section 6 shall remain unmodified and in full force and effect following the termination of Executive’s employment. It is the intention of the parties to this Agreement that the covenants and restrictions set forth in this Section 6 be given the broadest interpretation permitted by law.

7. Termination of Employment.

(a) Expiration of the Employment Term. Unless earlier terminated in accordance with this Section 7, the Employment Term shall automatically terminate on that date which is five (5) years from the Effective Date. In such event, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive’s Base Salary through the last day of the Employment Term, (ii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC’s fiscal year ended prior to Executive’s termination and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c), above, as determined by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive Committee members, (iii) all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) above, properly incurred and documented by Executive, (iv) all unused vacation days accrued through the last day of the Employment Term, and (v) any other benefits to which Executive is entitled under applicable employee benefit plans in which he participated. In addition, if and only if Executive retires effective as of the last day of the Employment Term (“Retirement Date”) and fully complies with the restrictions and covenants set forth in Section 6, above, then TCSC and/or SCM shall: (A) continue to pay Executive his Base Salary in effect on the last day of the Employment Term for a one-year period following the Retirement Date; (B) pay Executive his annual target Executive Committee Bonus as soon as practicable after the one year anniversary of the Retirement Date; and (C) vest all of the then-unvested shares of restricted stock granted to Executive during the Employment Term pursuant to Section 4(c), above, if any, effective upon the one year anniversary of the Retirement Date. (For the avoidance of doubt, all unvested stock options and equity based awards held by

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Executive other than the restricted stock granted to Executive during the Employment Term pursuant to Section 4(c), above, if any, shall cease to vest effective as of the Retirement Date, unless otherwise specified in the applicable stock plans, agreements and programs). In the event Executive fails to retire and/or fails to comply in any respect with his obligations under Section 6, above, then neither TCSC, SCM or any other Schwab Entity shall have any obligation to make any such additional post-employment payments or benefits to Executive but rather shall be entitled to reimbursement by Executive in full for any such additional payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(a) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

(b) Death. The Employment Term shall terminate upon the death of Executive. In such event, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive’s estate: (i) Executive’s Base Salary through the last day of the month in which the death of Executive occurs, (ii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC’s fiscal year ended prior to Executive’s death and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c), above, as determined by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive Committee members, (iii) all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) above, properly incurred and documented by Executive, (iv) all unused vacation days accrued to the date of Executive’s death, (v) full and immediate vesting of all then outstanding stock options, restricted stock grants and other equity-based awards, which, in the case of stock options, shall remain exercisable by the legal representative of Executive’s estate for one (1) year following the date of Executive’s death (but not beyond their original term) or as otherwise specified in the applicable stock plans, agreements and programs, and (vi) any other benefits to which Executive, his beneficiaries, or his estate is entitled under applicable employee benefit plans in which Executive participated including, but not limited to payments under any plan providing life insurance benefits to Executive, his beneficiaries or his estate. All payments and benefits provided to Executive pursuant to this Section 7(b) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

(c) Disability. If Executive is deemed to be disabled within the meaning of The Charles Schwab Disability Plan, then TCSC/SCM and/or Executive may terminate Executive’s employment and their obligations hereunder. TCSC/SCM and/or Executive shall provide the other written notice of their intent to terminate Executive’s employment pursuant to this Section 7(c) at least fourteen (14) days before the effective date of such termination. In the event of such a termination, subject to and in consideration of Executive’s execution of a waiver of liability and general release of all claims against the Schwab Entities and their respective officers, directors, employees and agents in a form acceptable to TCSC and SCM, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive’s Base Salary through the effective date of termination, (ii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC’s fiscal year ended prior to Executive’s termination and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c), above, as determined by the Compensation Committee of the Board in a manner consistent

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with TCSC policies applicable to Executive Committee members, (iii) all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) above incurred by Executive prior to the effective date of Executive’s termination, (iv) all unused vacation days accrued up to and including the effective date of Executive’s termination, (v) full and immediate vesting of all then outstanding stock options, restricted stock grants and other equity-based awards, which, in the case of stock options, shall remain exercisable by the Executive or the legal representative of Executive for one (1) year following the date of Executive’s termination (but not beyond their original term) or as otherwise specified in the applicable stock plans, agreements and programs, and (vi) any other benefits to which Executive is entitled under applicable employee benefits plans in which he participated including, but not limited to, payments under any plan providing disability insurance benefits to Executive. In the event Executive fails to execute the waiver of liability and general release described above, then neither TCSC, SCM nor any other Schwab Entity shall have any obligation to make any such post-employment payments or benefits to Executive, with the exception of those payments or benefits described in subsections (i), (iii), (iv), (v) and (vi) herein, but rather shall be entitled to reimbursement by Executive in full for any such payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(c) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

(d) Termination of Executive for Cause. TCSC and SCM may terminate Executive’s employment and their obligations hereunder at any time during the Employment Term for Cause (as defined below), provided that TCSC and SCM have given Executive written notice of the event or events constituting Cause and a reasonable opportunity (not to exceed fourteen (14) calendar days) for Executive to cure such event or events, provided such event or events are capable of being cured. In the event of such a termination, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive’s Base Salary through the effective date of termination, (ii) payment of all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) incurred by Executive prior to the effective date of Executive’s termination, (iii) all unused vacation days accrued up to and including the effective date of Executive’s termination, and (iv) any other benefits to which Executive is entitled under applicable employee benefit plans in which he participated. The effect of a termination under this Section 7(d) on Executive’s outstanding stock options, restricted stock grants and other equity-based awards shall be determined in accordance with the applicable stock plans, agreements and programs. For purposes of this Agreement, an event or occurrence constituting “Cause” shall mean any one or more of the following:

(i) Executive’s failure or refusal to substantially perform his duties, responsibilities, agreements or covenants as set forth or referenced herein, or Executive’s continued neglect to perform such duties, responsibilities, agreements or covenants to the full extent of his abilities for reasons other than death, physical or mental incapacity;

(ii) Executive’s gross negligence or willful misconduct in the performance of his duties, responsibilities, agreements and covenants as set forth or referenced herein, or conduct which is materially adverse, monetarily or otherwise, to SCM or its shareholders;

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(iii) A finding by a court or other governmental body that an act or acts of Executive constituted a felony or other crime involving theft or fraud under the laws of the United States or any state thereof, or any other event that would operate as a statutory disqualification under applicable securities laws, rules or regulations;

(iv) Executive’s violation of federal or state laws or regulations, or Executive’s violation of the regulations of any self-regulatory organization, and a good faith determination by the Co-Chief Executive Officers of TCSC that the continued employment of Executive would be seriously detrimental to TCSC, SCM or their respective businesses;

(v) Executive’s refusal, unwillingness or failure to substantially comply with compliance or risk management rules, policies, directions and/or restrictions of SCM, Schwab or TCSC, or Executive’s refusal, unwillingness or failure to substantially comply with human resources rules, policies, directions and/or restrictions of SCM, Schwab or TCSC relating to harassment and/or discrimination, as such rules, policies, directions and/or restrictions are and/or may be established by SCM, Schwab or TCSC from time to time;

(vi) An uncurable loss by Executive of any license or registration that is necessary for Executive to perform the duties of SCM President, or the imposition by a self-regulatory organization of special supervision or other special requirements as prerequisites for maintaining any license or registration that is necessary for Executive to perform the duties of SCM President, or the commission of any act or occurrence of any event that could result in the statutory disqualification of Executive from being employed or otherwise associated with a broker-dealer; or

(vii) a material breach by Executive of this Agreement.

(e) Termination of Executive Without Cause. TCSC and SCM may terminate the employment of Executive and their obligations hereunder at any time during the Employment Term without Cause upon not less than fourteen (14) days written notice to Executive. In the event of such a termination, subject to and in consideration of Executive’s execution of a waiver of liability and general release of all claims against the Schwab Entities and their respective officers, directors, employees and agents in a form acceptable to TCSC and SCM and Executive’s full compliance with the restrictions and covenants set forth in Section 6, above, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive’s Base Salary for the three-year period immediately following the effective date of Executive’s termination, payable at TCSC/SCM’s option in a lump sum discounted to present value by a compounded six percent (6%) interest rate or in substantially equal installments biweekly, from which TCSC/SCM shall withhold and deduct in either event all applicable federal, state and city income, social security and disability taxes as required by applicable law, (ii) an additional $10 million, (iii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC’s fiscal year ended prior to Executive’s termination and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c) above, calculated by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive Committee members; (iv) an amount equivalent to three years of bonuses payable to Executive under Section 4(b) above, based on Executive’s target bonus levels under the plans described in

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Sections 4(b) above, (v) continued vesting of all of Executive’s then outstanding stock options, restricted stock grants and other equity-based awards for the three-year period commencing on the effective date of Executive’s termination (TCSC agrees that notwithstanding any provision in the applicable stock plans, agreements or programs to the contrary regarding when a vested stock option may be exercised, Executive shall be treated as having his employment terminated on the third anniversary of the date of termination permitting him to exercise any vested stock options for up to three (3) years and three (3) months following the effective date of Executive’s termination under this Section 7(e), and Executive acknowledges and agrees that any such exercise by him more than three (3) months after the effective date of his termination shall preclude the treatment of any such stock option as an incentive stock option for tax purposes), (vi) continuation of the medical, dental and life insurance coverage provided to Executive immediately prior to the effective date of Executive’s termination for the three-year period commencing on the effective date of Executive’s termination, at the end of which period Executive shall be entitled to group health continuation coverage in accordance with Section 4980B of the Code or other benefits equivalent thereto; (vii) payment of all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) incurred by Executive prior to the effective date of Executive’s termination, (viii) all unused vacation days accrued up to and including the effective date of Executive’s termination, and (ix) any other benefits to which Executive is entitled under applicable employee benefit plans in which he participated. In the event Executive fails to execute the waiver of liability and general release described above and/or fails to comply in any respect with his obligations under Section 6, above, then neither TCSC, SCM nor any other Schwab Entity shall have any obligation to make any such post-employment payments or benefits to Executive, with the exception of those payments or benefits described in subsections (vii), (viii) and (ix) herein, but rather shall be entitled to reimbursement by Executive in full for any such payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(e) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

(f) Termination by Executive with Good Reason. Executive may resign his employment with TCSC and SCM with Good Reason (as defined below), provided that Executive has given TCSC and SCM written notice of the event or events constituting Good Reason and a reasonable opportunity (not to exceed fourteen (14) calendar days) for TCSC and SCM to cure such event or events, provided such event or events are capable of being cured. In the event of such a resignation, subject to and in consideration of Executive’s execution of a waiver of liability and general release of all claims against the Schwab Entities and their respective officers, directors, employees and agents in a form acceptable to TCSC and SCM and Executive’s full compliance with the restrictions and covenants set forth in Section 6, above, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive’s Base Salary for the three-year period immediately following the effective date of Executive’s resignation, payable at TCSC/SCM’s option in a lump sum discounted to present value by a compounded six percent (6%) interest rate or in substantially equal installments biweekly, from which TCSC/SCM shall withhold and deduct in either event all applicable federal, state and city income, social security and disability taxes as required by applicable law, (ii) an additional $10 million, (iii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC’s fiscal year ended prior to Executive’s resignation and any pro-rated bonus

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payable to Executive under Sections 4(b) and 4(c) above, calculated by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive Committee members; (iv) an amount equivalent to three years of bonuses payable to Executive under Section 4(b) above, based on Executive’s target bonus levels under the plans described in Section 4(b) above, (v) continued vesting of all of Executive’s then outstanding stock options, restricted stock grants and other equity-based awards for the three-year period commencing on the effective date of Executive’s resignation (TCSC agrees that notwithstanding any provision in the applicable stock plans, agreements or programs to the contrary regarding when a vested stock option may be exercised, Executive shall be treated as having his employment terminated on the third anniversary of the date of termination permitting him to exercise any vested stock options for up to three (3) years and three (3) months following the effective date of Executive’s termination under this Section 7(f), and Executive acknowledges and agrees that any such exercise by him more than three (3) months after the effective date of his termination shall preclude the treatment of any such stock option as an incentive stock option for tax purposes), (vi) continuation of the medical, dental and life insurance coverage provided to Executive immediately prior to the effective date of Executive’s resignation for the three-year period commencing with the effective date of resignation, at the end of which period Executive shall be entitled to group health continuation coverage in accordance with Section 4980B of the Code or other benefits equivalent thereto; (vii) payment of all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) incurred by Executive prior to the effective date of Executive’s termination, (viii) all unused vacation days accrued up to and including the effective date of Executive’s termination, and (ix) any other benefits to which Executive is entitled under applicable employee benefit plans in which he participated. In the event Executive fails to execute the waiver of liability and general release described above and/or fails to comply in any respect with his obligations under Section 6, above, then neither TCSC, SCM nor any other Schwab Entity shall have any obligation to make any such post-employment payments or benefits to Executive, with the exception of those payments or benefits described in subsections (vii), (viii) and (ix) herein, but rather shall be entitled to reimbursement by Executive in full for any such payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(f) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law. For purposes of this Agreement, an event or occurrence constituting “Good Reason” shall mean any one or more of the following:

(i) a material breach of this Agreement by TCSC or SCM;

(ii) a substantial diminution in the title, duties or responsibilities of Executive as SCM President, or a substantial diminution in the titles of Executive as Vice Chairman and/or Executive Vice President of TCSC;

(iii) the relocation of Executive’s principal place of business to a location more than 25 miles from Jersey City, New Jersey without his consent, which shall not be unreasonably withheld;

(iv) (A) a reduction in Executive’s bonus opportunity as described in Section 4(c) above, and Exhibits B and C hereto, or (B) the failure of the Board to recommend for approval the SCM Incentive Plan for the Employment Term at the 2003 annual meeting of

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TCSC’s stockholders, or the taking of any action by the Board, after having recommended for approval the SCM Incentive Plan for the Employment Term at the 2003 annual meeting of TCSC’s stockholders, to rescind such recommendation; (C) the failure of the Board to recommend or present for approval the SCM Incentive Plan for the Employment Term at the 2003 annual meeting of TCSC’s stockholders, or (D) the failure of a majority of TCSC’s stockholders to approve the SCM Incentive Plan at that 2003 annual meeting;

(v) a reduction in Executive’s Base Salary or bonus opportunity as described in section 4(b), above, and Exhibit A hereto, unless such reduction similarly affects all other Vice-Chair level members of the Executive Committee of TCSC; or

(vi) the failure by TCSC or SCM to obtain the express written assumption of this agreement by an successor to TCSC or SCM.

(g) Resignation by Executive. Executive may resign from his employment without Good Reason during the Employment Term and effective upon fourteen (14) days written notice to TCSC and SCM. In the event of such a resignation, subject to and in consideration of Executive’s execution of a waiver of liability and general release of all claims against the Schwab Entities and their respective officers, directors, employees and agents in a form acceptable to TCSC and SCM and Executive’s full compliance with the restrictions and covenants set forth in Section 6, above, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive’s Base Salary for the one-year period immediately following the effective date of Executive’s resignation, payable at TCSC/SCM’s option in a lump sum discounted to present value by a compounded six percent (6%) interest rate or in substantially equal installments biweekly, from which TCSC/SCM shall withhold and deduct in either event all applicable federal, state and city income, social security and disability taxes as required by applicable law, (ii) continuation of the medical, dental and life insurance coverage provided to Executive immediately prior to the date of Executive’s resignation for the one-year period immediately following the effective date of resignation, at the end of which period Executive shall be entitled to group health continuation coverage in accordance with Section 4980B of the Code or other benefits equivalent thereto, (iii) payment of all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) incurred by Executive prior to the effective date of Executive’s resignation, (iv) all unused vacation days accrued up to and including the effective date of Executive’s resignation; and (v) any other benefits to which Executive is entitled under applicable employee benefit plans in which is participated. The effect of a resignation under this Section 7(g) on Executive’s outstanding stock options, restricted stock grants and other equity-based awards shall be determined in accordance with the applicable stock plans, agreements and programs. In the event Executive fails to execute the waiver of liability and general release described above and/or fails to comply in any respect with his obligations under Section 6, above, then neither TCSC, SCM nor any other Schwab Entity shall have any obligation to make any such post-employment payments or benefits to Executive, with the exception of those payments or benefits described in subsections (iii), (iv) and (v) herein, but rather shall be entitled to reimbursement by Executive in full for any such payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(g) will be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

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(h) Resignation of Positions. Upon the effective date of any termination or resignation of Executive’s employment for any reason whatsoever, Executive shall be deemed to have resigned from any and all offices and directorships then held with SCM, Schwab, TCSC, and/or any of their respective affiliates or subsidiaries.

(i) Retirement Eligibility. TCSC acknowledges and agrees that Executive will have satisfied the requisite criteria for retirement eligibility under the terms and conditions of the SchwabPlan Retirement Savings and Investment Plan, the TCSC Deferred Compensation Plan, the TCSC 1992 Stock Incentive Plan, and the TCSC 2001 Stock Incentive Plan as of June 1, 2002, because he was actively employed by SCM and TCSC on that date. As a result, Executive is entitled to have all options granted become fully exercisable and all restricted shares granted become fully vested, but only if such retirement occurs at least two (2) years after the date of grant. For purposes of this retirement eligibility, his “retirement” shall be deemed to be on the date on which his base salary payments cease, calculated assuming the company does not elect to pay the Executive in a lump sum. Nothing in this Agreement shall limit Executive’s ability to “retire” for purposes of these plans upon any termination of his employment and his “retiring” for purposes of these plans shall not affect his entitlement to any severance resulting from his termination of employment.

8. Effect of Termination of Employment. Upon the termination of Executive’s employment, the parties’ obligations under this Agreement shall terminate, except for those rights and obligations set forth in Sections 6, 7, 8, 10, 11, 12, 16, 20 and 23 hereof, which shall survive such termination. The benefits and payments provided to Executive under Section 7 are expressly in lieu of any eligibility for or entitlement to severance benefits under any severance plan or policy of SCM, Schwab, TCSC, or any of their respective affiliates or subsidiaries.

9. Representations and Warranties.

(a) TCSC and SCM represent and warrant that they have the requisite corporate power to enter into this Agreement and to carry out the obligations hereunder. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of TCSC and SCM.

(b) Executive represents and warrants that he has the legal capacity to enter into this Agreement, is under no employment contract, bond, confidentiality agreement, non-competition agreement, or any other obligation that would violate or be in conflict with the terms and conditions of this Agreement or encumber his performance of duties assigned to him by SCM or TCSC. Executive further represents and warrants that he has not signed or committed to any employment or consultant duties or other obligations that would divert his full attention or conflict with from the duties assigned to him by SCM or TCSC under this Agreement.

10. Indemnification. Executive shall be indemnified by TCSC for his acts or omissions occurring during the Employment Term to the same extent TCSC indemnifies all other employees at the Executive Committee level.

11. Governing Law/Jurisdiction. Any and all actions arising out of this Agreement or Executive’s employment with TCSC and/or SCM, including, without limitation, tort and

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contract claims, shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the choice of law principles thereof. Subject to Section 12 below, any and all actions arising out of this Agreement or Executive’s employment with TCSC and/or SCM shall be brought only and heard in the state and federal courts of the State of New Jersey, and Executive hereby irrevocably submits to the exclusive jurisdiction of such courts. Executive hereby irrevocably consents to the jurisdiction and proper venue of any such courts in any such suit, action or proceeding and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Executive and SCM and TCSC each hereby agree to waive their respective rights to a trial by jury.

12. Dispute Resolution.

(a) Except as otherwise provided herein, Executive and TCSC and SCM agree that any and all disputes between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries, or their respective employees, officers, directors, agents or assigns, which relate to, arise out of or pertain to Executive’s employment, separation from employment or the construction or interpretation of this Agreement shall be submitted to and resolved by final and binding arbitration. The arbitration shall be instead of any civil litigation; this means that Executive, SCM and TCSC are each waiving any rights to a jury trial. Executive and TCSC and SCM expressly understand and agree that consistent with the foregoing, no party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute arising under or in connection with this Agreement.

(b) Executive and SCM and TCSC expressly understand and agree that there will be no court or jury trial of disputes between them arising out of or in connection with this Agreement, Executive’s employment or separation from employment, including, but not limited to, claims under federal, state or local laws prohibiting employment discrimination. The only disputes not covered by this agreement to arbitrate are actions for injunctive relief brought by either the Executive or SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries concerning the rights and obligations set forth in Section 6 above. Furthermore, claims for unemployment insurance benefits, for workers’ compensation insurance benefits, and for benefits under any ERISA-governed employee benefit plan(s), shall be resolved pursuant to the claims procedures under such benefit plans.

(c) All disputes between the parties which are covered by the agreement to arbitrate and which cannot be resolved within two weeks after a demand for direct negotiation between the parties shall be settled exclusively by binding arbitration in Newark, New Jersey under the Commercial Arbitration Rules of the American Arbitration Association before a panel of three (3) neutral arbitrators selected under said Rules. The arbitrators shall award the prevailing party its attorneys fees, arbitration costs, expert fees, and all other costs and expenses incurred in connection with the arbitration, including any fees and costs incurred in confirming and enforcing the award. In the event a dispute concerning or arising out of this Agreement involves regulatory matters or compliance with applicable securities laws, rules or regulations, SCM and/or TCSC or Executive at its or his option may elect to pursue arbitration of all issues between the parties under the arbitration rules of the National Association of Securities Dealers (“NASD”) or the New York Stock Exchange (“NYSE”) in accordance with the applicable rules. Executive and SCM and TCSC expressly understand and agree that any limitations in the NASD

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or NYSE arbitration rules excluding statutory discrimination from the scope of the arbitration clause shall not apply and that it is the parties’ desire to include statutory discrimination claims within the scope of arbitration. Executive and SCM and TCSC knowingly and voluntarily agree to this arbitration provision. A decision in arbitration shall be final and binding.

(d) Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The arbitration filing fee expenses shall be borne according to the rules of the NASD or NYSE, as the case may be; provided that if and only if the arbitration involves statutory discrimination claims, SCM and/or TCSC shall pay all types of costs that are unique to arbitration, such as the arbitrator’s fees.

13. Nonwaiver of Rights of Parties. No right or power of any party under this Agreement shall be deemed to have been waived by any act or conduct on the part of such party, or by any neglect to exercise that right or power, or by any delay in so doing; and, except as otherwise provided herein, every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by such party.

14. Headings. The headings of the several sections of this Agreement are inserted for reference only and not intended to affect the meaning or interpretation of this Agreement.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Executive, his heirs, executors, administrators, distributes, devisees and legatees and to the benefit of TCSC, SCM and their successors and assigns. With respect to the obligations, representations and warranties of Executive under Sections 6 and 9(b) this Agreement shall also inure to the benefit of all of the Schwab Entities and their respective successors and assigns.

16. Assignment. This Agreement is a personal contract and the rights and interests of Executive herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of TCSC, SCM and the other Schwab Entities, as applicable, hereunder shall be binding upon and run in favor of the successors and permitted assigns of TCSC, SCM and/or the other Schwab Entities, as applicable. This Agreement may not be assigned by either party without the prior written consent of the other; except that, without such prior written consent, TCSC and/or SCM may assign their rights and obligations hereunder to any entity owned, directly or indirectly, by SCM, Schwab or TCSC on the condition that TCSC remains liable to perform the obligations of any such assignee in the event such assignee fails to so perform. TCSC and/or SCM shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets of TCSC and/or SCM, as the case may be, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that TCSC and/or SCM is required to perform it.

17. Entire Agreement. This Agreement, together with its Exhibits, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing signed by Executive, on the one hand, and by the President & Co-Chief Executive Officer of TCSC and the Executive Vice-President, General Counsel and Corporate Secretary of TCSC on the other hand.

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18. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Agreement.

19. Further Assurances. Each party hereto shall, whenever and as often as reasonably requested to do so by any party hereto, do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, delivered, filed or recorded, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, instruments, and assurances as such other party may reasonably request in order to carry out fully the terms and provisions of this Agreement.

20. Severability and Enforceability. If any one or more of the provisions contained in this Agreement should be held to be invalid, illegal or unenforceable as to any party or in any jurisdiction, then such provision or provisions only shall be deemed invalid, illegal or unenforceable without affecting or otherwise impairing the enforceability of the remaining provisions contained herein and without affecting or otherwise impairing the enforceability of the same provisions in this Agreement with respect to any other party or in any other jurisdiction. If any of the covenants contained in Sections 6 or 12 of this Agreement are held to be invalid, illegal or unenforceable for any reason, the parties agree that the judicial body making such determination shall have the power to reform that provision only to the limited extent required to make the provision enforceable, and as reformed, such provision shall then be enforceable and shall be enforced.

21. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

22. Legal Fees. SCM and/or TCSC shall promptly pay, or if Executive has already paid such amounts reimburse Executive for all properly documented attorneys fees and expenses, including disbursements, reasonably incurred by Executive in connection with the review and negotiation of this Agreement, subject to a maximum of $25,000.

23. Notices. Any notice or other communication to be given hereunder by any party to another shall be in writing and delivered to the following addresses personally, by facsimile transmission, by postage prepaid registered or certified mail, or by a national overnight carrier:

(a) Schwab Capital Markets, L.P. and The Charles Schwab Corporation:

David S. Pottruck

President & Co-Chief Executive Officer

The Charles Schwab Corporation

120 Kearny Street

San Francisco, Ca 94108

Facsimile No.: (415) 636-5431

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with copies to:

Carrie E. Dwyer, Esq.

Executive Vice President, General Counsel

and Corporate Secretary

The Charles Schwab Corporation

120 Kearny Street

San Francisco, Ca 94108

Facsimile No.: (415) 667-3596

and

Lawrence B. Rabkin, Esq.

Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A

Professional Corporation

3 Embarcadero Center, 6th Floor

San Francisco, CA 94111

Facsimile: 415/217-5910

Executive:           Lon Gorman

Facsimile No.: (        )

with a copy to:

Charles J. Conroy, Jr.

Milbank, Tweed, Hadley & McCloy, LLP

1 Chase Manhattan Plaza

New York, NY 10005

Facsimile No.: (212) 530-5219

or such other persons or such other addresses as may be designated in writing by the parties, by a notice given as aforesaid.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Schwab Capital Markets L.P.:

By:	/s/ James Leonard
Its:	SVP of General Partner

The Charles Schwab Corporation:

By:	/s/ David S. Pottruck
Its:	President and Co-CEO

EXECUTIVE:

/s/ Lon Gorman
Lon Gorman

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EXHIBIT A-1

The Charles Schwab Corporation

Corporate Executive Bonus Plan

(As Amended February 27, 2002)

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I.	Purposes

The purposes of this Corporate Executive Bonus Plan (the “Plan”) are: (a) to provide greater incentive for key executives continually to exert their best efforts on behalf of The Charles Schwab Corporation (the “Company”) by rewarding them for services rendered with compensation that is in addition to their regular salaries; (b) to attract and to retain in the employ of the Company persons of outstanding competence; and (c) to further the identity of interests of such employees with those of the Company’s stockholders through a strong performance-based reward system.

II.	Form of Awards

1.	Incentive compensation awards under this Plan shall be generally granted in cash, less any applicable withholding taxes; provided that the Committee may determine, from time to time, that all or a portion of any award may be paid in the form of an equity based incentive, including without limitation stock options, restricted shares, or outright grants of Company stock. The number of shares and stock options granted in any year, when added to the number of shares and stock options granted for such year pursuant to the Company’s Annual Executive Individual Performance Plan, shall in no event exceed .5% of the outstanding shares of the Company.

III.	Determination of Awards

1.	Incentive awards for participants other than the President/Co-Chief Executive Officer shall be determined quarterly according to a Corporate Performance Payout Matrix that shall be adopted at the beginning of each year by the Compensation Committee of the Board of Directors (the “Committee”). The Executive Committee Corporate Performance Payout Matrix shall be based on corporate performance criteria to be selected by the Committee from among the following: revenue growth, operating revenue growth, consolidated pretax profit margin, consolidated pretax operating margin, customer net new asset growth, stockholder return, return on net assets, earnings per share, return on equity, and return on investment. Awards shall be defined by reference to a target percentage of base salary determined, from time to time, by the Committee. Payouts described in this subsection shall be calculated and paid on a quarterly basis, based on year-to-date performance compared with the comparable period in the preceding year.

2.	With respect to payments made pursuant to Section III.1, the amount of base salary included in the computation of incentive awards shall not exceed 250% of the base salary in effect for the officer holding the same or substantially similar position on March 31, 2000. In addition, for all participants other than the President/Co-Chief Executive Officer, (i) the maximum target incentive percentage shall be 100% of base salary and (ii) the maximum award shall be 400% of the participant’s target award.

3.	Incentive awards for the President/Co-Chief Executive Officer shall be determined in accordance with a Corporate Performance Payout Matrix that shall be adopted at the beginning of each year by the Committee. The Committee shall determine the President/Co-Chief Executive Officer’s award each year, up to the maximum amount defined by the matrix for a given level of performance. This matrix may, if the Committee deems appropriate, differ from that described in Subsection III.1. However, the performance criteria shall be the same as referred to above. Payouts for the President/Co-Chief Executive Officer shall be made on an annual basis, based on the Company’s results for the full year.

4.	The maximum award payable for the President/Co-Chief Executive Officer under this plan shall be no more than 500% of his target incentive award. The target incentive amount shall be determined each year by the Committee, but may not exceed 500% of base salary. The amount of base salary taken into account for purposes of computing the target incentive award may not exceed 250% of the President/Co-Chief Executive Officer’s base salary as of March 31, 2000.

5.	Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce the amount payable to any Participant (or to determine that no amount shall be payable to such Participant) with respect to any award prior to the time the amount otherwise would have become payable hereunder. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other participants under the Plan.

IV.	Administration

1.	Except as otherwise specifically provided, the Plan shall be administered by the Committee. The Committee members shall be appointed pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for awards under this Plan for services performed while serving on said Committee.

2.	The decision of the Committee with respect to any questions arising as to interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be, in its sole and absolute discretion, final, conclusive and binding.

V.	Eligibility for Awards

1.	Awards under the Plan may be granted by the Committee to those employees who have contributed the most in a general way to the Company’s success by their ability, efficiency, and loyalty, consideration being given to ability to succeed in more important managerial responsibility in the Company. This is intended to include the President/Co-Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, and from time to time, certain other officers having comparable positions.

No award may be granted to a member of the Company’s Board of Directors except for services performed as an employee of the Company.

2.	Except in the event of retirement, death, or disability, to be eligible for an award an employee shall be employed by the Company as of the date awards are calculated and approved by the Committee under this Plan.

3.	For purposes of this Plan, the term “employee” shall include an employee of a corporation or other business entity in which this Company shall directly or indirectly own 50% or more of the outstanding voting stock or other ownership interest.

VI.	Awards

1.	The Committee shall determine each year the payments, if any, to be made under the Plan. Awards for any calendar year shall be granted not later than the end of the first quarter of the calendar year, and payments pursuant to the Plan shall be made as soon as practicable after the close of each calendar quarter (or, in the case of the President/Co-Chief Executive Officer, as soon as practicable after the close of each calendar year).

2.	Upon the granting of awards under this Plan, each participant shall be informed of his or her award by his or her direct manager and that such award is subject to the applicable provisions of this Plan.

VII.	Deferral of Awards

1.	A participant in this Plan who is also eligible to participate in The Charles Schwab Corporation Deferred Compensation Plan may elect to defer payments pursuant to the terms of that plan.

VII.	Recommendations and Granting of Awards

1.	Recommendations for awards shall be made to the Committee by the Co-Chief Executive Officers, except that, with respect to the President/Co-Chief Executive Officer, recommendations for awards shall be made solely by the Chairman/Co-Chief Executive Officer.

2.	Any award shall be made in the sole discretion of the Committee, which shall take final action on any such award. No person shall have a right to an award under this Plan until final action has been taken granting such award.

IX.	Amendments and Expiration Date

While it is the present intention of the Company to grant awards annually, the Committee reserves the right to modify this Plan from time to time or to repeal the plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently; provided, however, that no modification of this plan shall operate to annul, without the consent of the beneficiary, an award already granted hereunder; provided, also, that no modification without approval of the stockholders shall increase the maximum amount which may be awarded as hereinabove provided.

X.	Miscellaneous

All expenses and costs in connection with the operation of this Plan shall be borne by the Company and no part thereof shall be charged against the awards anticipated by the Plan. Nothing contained herein shall be construed as a guarantee of continued employment of any participant hereunder. This Plan shall be construed and governed in accordance with the laws of the State of California.

EXHIBIT A-2

The Charles Schwab Corporation

Annual Executive Individual Performance Plan

(As Amended February 27, 2002)

I.	Purposes

The purposes of this Annual Executive Individual Performance Plan (the “Plan”) are: (a) to provide greater incentive for key executives to continually exert their best efforts on behalf of The Charles Schwab Corporation (the “Company”) by rewarding them for services rendered with incentive compensation that is in addition to their regular salaries; (b) to attract and to retain in the employ of the Company persons of outstanding competence; and (c) to further align the interests of such employees with those of the Company’s stockholders through a strong performance-based reward system.

II.	Form of Awards

Incentive compensation awards under this Plan shall be generally granted in cash, less any applicable withholding taxes; provided that the Committee may determine, from time to time, that all or a portion of any award may be paid in the form of an equity based incentive, including without limitation stock options, restricted shares, or outright grants of Company stock. The number of shares and stock options granted in any year, when added to the number of shares and stock options granted for such year pursuant to the Company’s Corporate Executive Bonus Plan, shall in no event exceed .5% of the outstanding shares of the Company.

III.	Determination of Awards

1.	Incentive awards for participants shall be determined annually. The participants in the Plan shall be the executive officers who are selected by the Compensation Committee of the Board of Directors (the “Committee”) to participate in the Charles Schwab Corporate Executive Bonus Plan (the “CEB Plan”), except that the President and Co-Chief Executive Officer shall not be eligible to participate in the Plan. Payouts under the CEB Plan are defined by reference to a target percentage of base salary determined, from time to time, by the Committee and pursuant to a payout matrix, adopted from time to time by the Committee, that uses corporate performance criteria, to be selected by the Committee from among the following: revenue growth, operating revenue growth, consolidated pretax profit margin, consolidated pretax operating margin, customer net new asset growth, stockholder return, return on net assets, earnings per share, return on equity, and return on investment. Each participant shall have a bonus target under the Plan equal to such Participant’s bonus target under the CEB Plan, multiplied by 160%. Payouts described in this subsection shall be calculated and paid on an annual basis.

2.	With respect to payments made pursuant to Section III.1, the amount of base salary included in the computation of incentive awards pursuant to the CEB Plan shall not exceed 250% of the base salary in effect for the officer holding the same or substantially similar position on March 31, 2000. In addition, (i) the maximum target incentive percentage pursuant to the CEB Plan shall be 100% of base salary and (ii) the maximum award pursuant to the CEB Plan shall be 400% of the participant’s target award.

3.	Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce the amount payable to any Participant (or to determine that no amount shall be payable to such Participant) with respect to any award prior to the time the amount otherwise would have become payable hereunder. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other participants under the Plan.

IV.	Administration

1.	Except as otherwise specifically provided, the Plan shall be administered by the Committee. The Committee members shall be appointed pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for awards under this Plan for services performed while serving on said Committee.

2.	The decision of the Committee with respect to any questions arising as to interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be, in its sole and absolute discretion, final, conclusive and binding.

V.	Eligibility for Awards

1.	Awards under the Plan shall be granted by the Committee to those employees who are eligible to participate in the CEB Plan. This is intended to include the Vice Chairmen, Executive Vice Presidents, and other officers having comparable positions.

No award may be granted to a member of the Company’s Board of Directors except for services performed as an employee of the Company.

2.	Except in the event of retirement, death, or disability, to be eligible for an award an employee must be employed by the Company as of the date awards are calculated and approved by the Committee under this Plan.

3.	For purposes of this Plan, the term “employee” shall include an employee of a corporation or other business entity in which this Company shall directly or indirectly own 50% or more of the outstanding voting stock or other ownership interest.

VI.	Awards

1.	The Committee shall determine each year the payments, if any, to be made under the Plan. Awards for any calendar year shall be granted not later than the end of the first quarter of the calendar year, and payments pursuant to the Plan shall be made as soon as practicable after the close of the calendar year.

2.	Upon the granting of awards under this Plan, each participant shall be informed of his or her award by his or her direct manager and that such award is subject to the applicable provisions of this Plan.

VII.	Deferral of Awards

1.	A participant in this Plan who is also eligible to participate in The Charles Schwab Corporation Deferred Compensation Plan may elect to defer payments pursuant to the terms of that plan.

VIII.	Recommendations and Granting of Awards

1.	Recommendations for awards shall be made to the Committee by the Co-Chief Executive Officers.

2.	Any award shall be made in the sole discretion of the Committee, which shall take final action on any such award. No person shall have a right to an award under this Plan until final action has been taken granting such award.

IX.	Amendments and Expiration Date

While it is the present intention of the Company to grant awards annually, the Committee reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently; provided, however, that no modification of this plan shall operate to annul, without the consent of the beneficiary, an award already granted hereunder; provided, also, that no modification without approval of the stockholders shall increase the maximum amount which may be awarded as hereinabove provided.

X.	Miscellaneous

All expenses and costs in connection with the operation of this Plan shall be borne by the Company and no part thereof shall be charged against the awards anticipated by the Plan. Nothing contained herein shall be construed as a guarantee of continued employment of any participant hereunder. This Plan shall be construed and governed in accordance with the laws of the State of California.

EXHIBIT B

SUMMARY OF SCM INCENTIVE PLAN

Schwab Capital Markets Incentive (“SCM Incentive”)

As a participant in the SCM Incentive Plan, Mr. Gorman will be eligible for annual incentive compensation on the basis of the performance of Schwab Capital Markets and other related capital markets businesses under his authority. The SCM Incentive will fund on the basis of the financial performance of SCM as measured by the actual adjusted pretax contribution margin for the combined performance of all capital markets-related businesses that report to Mr. Gorman. The target SCM Incentive for Mr. Gorman is $3 million and the maximum SCM Incentive payable to Mr. Gorman is $7 million. No bonus payment from this plan will be made unless SCM attains the threshold of 80% of its financial goals and Mr. Gorman is employed by SCM on the date of payment.

SCM performance vs. plan and the resulting SCM Incentive, if any, will be pro-rated for performance between levels ( e.g., performance at 110% of goal would result in a bonus of between $3 million and $4 million, as calculated by Corporate Finance based on the matrix in Exhibit C (which matrix may be revised each year as specified in Section 4(c) of the Agreement)) and for partial years worked by Mr. Gorman.

Form Of SCM Incentive Payment

The first $1 million in annual SCM Incentive payable under this Plan, if any, shall be paid entirely in cash. Any amount earned above $1 million will be paid 50% in cash and 50% in restricted shares (e.g., if an SCM Incentive of $3 million is payable, $2 million will be paid in cash and $1 million in restricted shares).

The restricted share grant amount will be determined by TCSC on the date of grant, so that the total dollar value of restricted shares is converted into TCSC shares by dividing the total dollar value by the average of the high and low price of TCSC stock on the date of grant. E.g., if a $1 million value is to be granted in restricted shares, an average TCSC stock price of $13 on the date of grant, would result in a restricted share grant of 76,923 shares (rounded).

Restricted shares grants in lieu of cash incentive will vest following the below vesting schedule:

Time Period	Annual Vesting %	Cumulative Vesting %
1st year	0%	0%
2nd year	50%	50%
3rd year	50%	100%

Timing Of SCM Incentive Payment

The cash portion of any SCM Incentive will be paid by the end of February of each year, based on performance for the prior year (e. g., incentive for year 2002 will be paid in February, 2003), unless Mr. Gorman elects to defer the payment under Schwab’s Officer Deferred Compensation Plan. Assuming that the cash portion of any SCM Incentive is determined prior to the February Compensation Committee meeting of TCSC Board of Directors, then any restricted grant portion of the SCM Incentive payable to Mr. Gorman will be granted at the February meeting of the Committee. In 2002, this meeting was held February 27.

SCM Incentive Plan Subject to TCSC Stockholder Approval in 2003

The SCM Incentive Plan (and any payments payable to Mr. Gorman under said plan) with respect to any calendar year after 2002 are expressly contingent upon the approval by a majority of TCSC’s stockholders at TCSC’s 2003 annual meeting, of a proposal to approve the potential SCM Incentive payments which may be payable to Mr. Gorman under said plan. If a majority of TCSC’s stockholders fails to approve such a proposal at the TCSC 2003 annual meeting the SCM Incentive Plan shall be null and void and of no further force and effect with respect to any calendar year after 2002.

EXHIBIT C

SCM INCENTIVE MATRIX ILLUSTRATION

SCM Bonus
If Actual Adjusted Pretax Contribution Margin is:	SCM Performance	SCM Bonus	Payout as % of Target Bonus	Bonus Paid As:
				Cash	Shares $ Value	Shares $13.00*
Less than $111.1mm	<80%	$0	0%	$0	$0	0
$111.1 mm	80%	$1,000,000	33%	$1,000,000	$0	0
$124.9 mm	90%	$2,000,000	67%	$1,500,000	$500,000	38,462
$138.8 mm	100%	$3,000,000	100%	$2,000,000	$1,000,000	76,923
$156.2 mm	112.5%	$4,000,000	133%	$2,500,000	$1,500,000	115,385
$173.5 mm	125%	$5,000,000	167%	$3,000,000	$2,000,000	153,846
$190.9 mm	137.5%	$6,000,000	200%	$3,500,000	$2,500,000	192,308
$208.2 mm	150%**	$7,000,000	233%	$4,000,000	$3,000,000	230,769

*	In this example, the dollar amount represents the number of shares granted by dividing the shares’ dollar value by the appropriate SCH stock price.
**	150% or greater; the plan payout is capped at $7 million

The plan is based on a SCM 2002 revenue goal of $437 million and an adjusted 2002 pretax contribution margin goal of $138.8 million, or 31.77%. These figures do not include AMPS. The adjusted pretax contribution margin goal is derived by starting with an unadjusted pretax contribution margin of 34.3% and subtracting the cost of equity applied to the equity capital maintained in SCM and the equity capital required by the Securities Lending business. At the end of 2001, SCM’s equity capital was $66.9 million and the equity implied in the Securities Lending business was $7.5 million (i.e., loan balance of $602 million multiplied by an equity requirement of 1.25%). TCSC’s cost of equity at the end of 2001 was about 15%; thus, the pretax contribution margin has been adjusted down by $11.2 million, or 15% of $74.4 million (i.e., $66.9 million plus $7.5 million).

The adjusted actual pretax contribution margin calculated to determine the achieved performance measure will also include an adjustment to cover the cost of equity required to support any acquisition by SCM.

EXHIBIT D

EXECUTIVE’S INVENTIONS

[to be inserted]

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (the “Agreement”) is entered into as of August 30, 2002 by and among the Charles Schwab Corporation, a Delaware corporation (“TCSC”), Schwab Capital Markets, L.P., a New Jersey Limited partnership (“SCM”) and Lon Gorman, an individual (“Executive”).

WHEREAS TCSC, SCM and Executive entered into an Executive Employment Agreement (the “Employment Agreement”) in July, 2002 but inadvertently failed to fill in the Effective Date for the Employment Agreement when executing it; and

WHEREAS, TCSC, SCM and Executive wish to avoid any misunderstanding and confirm the Effective Date of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

AGREEMENT

1.	Defined Terms

Any term used in this Agreement that is defined in the Employment Agreement shall have the same meaning as set forth in the Employment Agreement.

2.	Effective Date

The parties acknowledge and agree that the Effective Date of the Employment Agreement is July 16, 2002.

3.	No Other Addition or Deletion

Except as set forth herein, no addition or deletion to the Employment Agreement has been made.

4.	Other Provisions

Sections 11, 12, 13, 14, 15(other than second sentence), 16, 17, 19, 20(other than reference to Sections 6 and 12), 21, 22(other than reference to $25,000) and 23 of the Employment Agreement shall be deemed to be set forth in this Agreement mutatis mutandis.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first written above.

Schwab Capital Markets, L.P.:

By:	/s/ James Leonard

Its:	SVP of General Partner

The Charles Schwab Corporation:

By:	/s/ David S. Pottruck

Its:	President and Co-CEO

By:	/s/ Carrie E. Dwyer

Carrie E. Dwyer
Its:	Executive Vice-President, General Counsel and
Corporate Secretary

Executive:

/s/ Lon Gorman

Lon Gorman

THE CHARLES SCHWAB CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Monday, May 17, 2004

2:00 p.m. (PST)

Yerba Buena Center for the Arts Theater

701 Mission Street

San Francisco, California

The Annual Meeting of Stockholders will be broadcast over the Internet.

For information about the real-time webcast, visit www.schwabevents.com.

THE CHARLES SCHWAB CORPORATION 101 Montgomery Street San Francisco, CA 94104	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2004.

The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab Corporation Dividend Reinvestment and Stock Purchase Plan and/or The SchwabPlan Retirement Savings and Investment Plan will be voted as you specify on the reverse side.

If you sign and return your proxy card and no choice is specified, your shares will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab and David S. Pottruck, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your Internet or telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/sch/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 14, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 14, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The Charles Schwab Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet or Phone, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Donald G. Fisher 02 Paula A. Sneed	03 David B. Yoffie	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the 2004 Stock Incentive Plan.			☐ For ☐ Against ☐ Abstain

WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED; (2) IF NO DIRECTION IS GIVEN, FOR PROPOSALS 1 AND 2; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB AND DAVID S. POTTRUCK IF ANY OTHER MATTER COMES BEFORE THE ANNUAL MEETING FOR A VOTE.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.